HONEYWELL
--------------------------------------------------------------------------------

March 3, 1997


To our Shareholders:


     You are cordially invited to attend the Annual Meeting of Shareholders, which will be held at 2:00 p.m., Tuesday, April 15, 1997, at the Wrigley Conference Center, 2501 East Telawa Trail, Phoenix, Arizona.


  o You will find a Notice of Meeting on Page 1 that identifies the four proposals for your action.

  o At the meeting we will present a report on Honeywell's 1996 business results and on other matters of current interest to our shareholders.

  o If you plan to attend the meeting in Phoenix, please check the appropriate box on your proxy card and detach the admission card to present at the meeting registration tables.

  o We will be providing refreshments prior to the meeting, which will be available beginning at 1:00 p.m. Please also take this opportunity to view Honeywell products and services, which will be displayed at the meeting.

     Your vote is important. We encourage you to read this Proxy Statement and sign and return your proxy card in the enclosed envelope as soon as possible, so that your shares will be represented at the meeting.

Sincerely,

/s/ Michael R. Bonsignore
Michael R. Bonsignore
Chairman of the Board and Chief Executive Officer

Proxy Statement
Table of Contents
--------------------------------------------------------------------------------


                                                                            Page
                                                                            ----
NOTICE OF MEETING ......................................................      1
VOTING PROCEDURES ......................................................      2
HONEYWELL BOARD PRACTICES ..............................................      3
DIRECTOR COMPENSATION ..................................................      4
BOARD MEETINGS--COMMITTEES OF THE BOARD ................................      5
ITEM 1--ELECTION OF DIRECTORS ..........................................      6
          Nominees .....................................................      6
ITEM 2--APPROVAL OF AUDITORS ...........................................     11
ITEM 3--APPROVAL OF PROPOSED 1997 HONEYWELL STOCK AND INCENTIVE PLAN ...     12
ITEM 4--PROPOSED ELIMINATION OF ARTICLE XII OF HONEYWELL'S BY-LAWS .....     14
STOCK OWNERSHIP INFORMATION ............................................     15
          Compliance with Section 16(a) Reporting ......................     15
          Stock Ownership Guidelines ...................................     15
          Stock Ownership of Directors and Executive Officers ..........     16
EXECUTIVE COMPENSATION .................................................     17
          Summary Compensation Table ...................................     17
          1996 Option Grants Table .....................................     18
          1996 Option Exercises and Year-End Values Table ..............     18
          Long-Term Incentive Plan--Awards Table .......................     19
          Report on Executive Compensation .............................     20
          Performance Graphs ...........................................     24
          Change in Control and Termination Arrangements ...............     25
          Pension Plan Table ...........................................     25
OTHER INFORMATION
          Director Nominations .........................................     26
          Shareholder Proposals ........................................     26
          Expenses of Solicitation .....................................     26
EXHIBIT A:  Proposed 1997 Honeywell Stock and Incentive Plan ...........    A-1

EXHIBIT B:  Honeywell By-Laws - Article XII ............................    B-1



                             YOUR VOTE IS IMPORTANT

          Please complete, date and sign your proxy card and promptly return it in the enclosed envelope.

                                                                       HONEYWELL
--------------------------------------------------------------------------------
HONEYWELL INC., HONEYWELL PLAZA, MINNEAPOLIS, MINNESOTA 55408

Notice of Annual Meeting of Shareholders:


The Annual Meeting of Shareholders of Honeywell Inc. will be held at the Wrigley Conference Center, 2501 East Telawa Trail, Phoenix, Arizona, Tuesday, April 15, 1997, at 2:00 p.m. for the following purposes:


   1) to elect eleven directors;

   2) to approve the selection of Deloitte & Touche LLP as independent auditors;

   3) to approve the proposed 1997 Honeywell Stock and Incentive Plan;


   4) to approve the elimination of Article XII of Honeywell's By-laws, which provides for a maximum amount of incentive compensation;


and to transact any other business appropriate to the meeting.

Record Date

The Board of Directors has fixed the close of business on February 14, 1997 as the record date for the purpose of determining shareholders who are entitled to notice of and to vote at the meeting A list of shareholders entitled to vote at the meeting will be available during business hours for ten days prior to the meeting at the Company's offices, Honeywell Plaza, Minneapolis, Minnesota, for examination by any shareholder for any purpose germane to the meeting.

Proof of Ownership

Attendance at the meeting will be limited to shareholders of record or their authorized representative by proxy. If your shares are held through an intermediary, such as a bank or broker, you should request a ticket from the intermediary, or present proof of your ownership of Honeywell shares at the meeting. Proof of ownership could include a proxy from the intermediary or a copy of your account statement, which confirms your beneficial ownership of Honeywell shares.

By Order of the Board of Directors,


                                                                 March 3, 1997

/s/ Sigurd Ueland
Sigurd Ueland
Secretary

PROXY STATEMENT--VOTING PROCEDURES
--------------------------------------------------------------------------------
YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend our Annual Meeting of Shareholders, please take the time to vote by completing and mailing the enclosed proxy card as soon as possible. We have included a postage-prepaid envelope for your convenience.

     If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be voted as recommended by the Board of Directors.


Revoking Your Proxy

     If you later wish to revoke your proxy, you may do so by: (1) sending a written statement to that effect to the Secretary of the Company; (2) submitting a properly signed proxy with a later date; or (3) voting in person at the annual meeting.

Voting by Savings Plan Participants

     If you own Honeywell shares as a participant in the Honeywell Savings and Stock Ownership Plan, you will receive a single proxy card that covers both shares credited to your plan account and shares you own of record that are registered in the same exact name. If your plan account is not registered in the same name as your shares of record, you will receive separate proxy cards for your record and plan holdings. Proxies executed by plan participants will serve as voting instructions to T. Rowe Price Trust Company, the trustee for the plan.


Vote Required and Method of Counting Votes

o Number of Shares Outstanding. At the close of business on the record date, February 14, 1997, there were 126,755,156 shares of Honeywell common stock outstanding and entitled to vote at the annual meeting.

o Vote Required. The following is an explanation of the vote required for each of the four items to be voted on at the annual meeting.

Item 1 - Election of Directors.

     The eleven nominees receiving the highest number of votes will be elected. Shareholders who do not wish their shares to be voted for a particular nominee may so indicate in the space provided on the proxy card.

Item 2 - Approval of Auditors, and Item 3 - Approval of 1997 Honeywell Stock and Incentive Plan.

     The affirmative vote of a majority of shares present in person or by proxy is required for approval of Items 2 and 3. Shares represented by proxy which are marked "abstain" will have the effect of a vote against Items 2 and 3. A "broker non-vote" (i.e., when a broker does not have authority to vote on a specific issue) will have no effect on the vote.

Item 4 - Elimination of Article XII of Honeywell By-Laws.


     The affirmative vote of a majority of the outstanding shares of Honeywell is required for approval of Item 4. Therefore, any shares that are not voted, including shares represented by proxy which are marked "abstain" and any "broker non-vote", will have the effect of a vote against Item 4.


Other Business.

     The Board knows of no other matters to be presented for shareholder action at the meeting. If other matters are properly brought before the meeting, the persons named in the accompanying proxy card intend to vote the shares represented by them in accordance with their best judgment.

Confidential Voting Policy

     Honeywell maintains a policy of keeping shareholder votes confidential.

HONEYWELL BOARD PRACTICES
--------------------------------------------------------------------------------
     Corporate governance practices continue to generate a significant amount of public attention. In order to help our shareholders understand the corporate governance practices at Honeywell, we are including below a description of the practices that the Honeywell Board currently follows. The Nominating and Governance Committee reviews these practices each year. As part of its review, the Committee also evaluates board practices at other well-managed companies and practices that are the focus of commentators on corporate governance. Following its review, the Committee recommends any changes it feels are appropriate to the Board. In January 1997, the Board approved the following practices and recommended that these practices be communicated to shareholders in this proxy statement.

CEO Performance Evaluation

     At the beginning of each year, the CEO presents his performance objectives to the non-employee directors for their approval. At the end of each year, the non-employee directors evaluate the CEO's performance against these performance objectives. Each non-employee director provides an anonymous, written evaluation of the CEO's performance to the Chairman of the Nominating and Governance Committee, who prepares an appraisal report that covers the views expressed by the non-employee directors. The non-employee directors then meet privately to discuss the CEO's performance and to agree on the content of the appraisal, which the Chairman of the Nominating and Governance Committee later reviews with the CEO. The Personnel Committee uses this performance evaluation in the course of its deliberations when considering the compensation of the CEO.

Board Performance Evaluation

     With the goal of increasing the effectiveness of the Board and its relationship to management, the Nominating and Governance Committee evaluates the Board's performance as a whole. The evaluation process, which occurs every two years, includes a survey of the individual views of all non-employee directors, which are then shared with the full Board and with management.

CEO Succession

     The Board views CEO selection as one of its most important responsibilities. The CEO reports annually to the Nominating and Governance Committee on planning for CEO succession either in the event of a sudden emergency or, longer range, when it is time for the CEO's retirement. When a succession of the CEO occurs, this Committee manages the process of identifying and selecting the new CEO with the full participation of each of the non-employee directors and the current CEO.

Board Size and Composition

     The Board presently has 12 directors, consisting of ten non-employee directors and two employee directors. The Board believes that approximately 10 to 15 members is an appropriate size for the Honeywell Board. The Board also believes that the Honeywell Board should be made up of a substantial majority of independent, non-employee directors. The Nominating and Governance Committee reviews annually the appropriate skills and characteristics required of Board members in light of the current make-up of the Board. This assessment includes issues of diversity, age, and skills such as understanding of manufacturing, finance, marketing, technology, regulation and public policy, international background, etc. The principal qualification for a director is the ability to act on behalf of all of the shareholders.

Selection of Directors

     The Board is responsible for selecting its own members. The Board delegates the screening process to the Nominating and Governance Committee with direct input from the chairman and chief executive officer and from the other directors. This Committee annually reviews employment and other relationships of directors, and the Board believes there is no current relationship between any non-employee director and Honeywell that would be construed in any way as compromising the independence of any director.

Director Retirement

     Non-employee directors must retire at the annual meeting following the first to occur of (1) age seventy, or (2) fifteen years of service as a director. Directors who change the occupation they held when initially elected are expected to offer to resign from the Board. At that time, the Nominating and Governance Committee reviews the continued appropriateness of Board membership under these new circumstances. The Board has adopted a policy calling for employee directors, including the CEO, to retire from the Board at the time of a change in their status as an officer of Honeywell, although in special circumstances the Committee may request a former CEO to continue as a director for a maximum of one year.

Director Compensation

     Each year Honeywell staff presents a report to the Nominating and Governance Committee that compares Honeywell Board compensation to director compensation at peer companies, which are benchmarks for the Company's financial performance. It is the Board's policy that a significant portion of director compensation be in the form of Honeywell stock or stock equivalent units.

Board Agendas and Meetings

     The chairman and chief executive officer establishes the agendas for Board meetings. Each director is free to suggest items for the agenda, and each director is free to raise at any Board meeting subjects that are not on the agenda for that meeting. The Board reviews and approves Honeywell's yearly operating plan and specific financial goals at the start of each year, and the Board monitors performance throughout the year. The Board also reviews long-range strategic issues at regular Board meetings as well as at periodic, multi-day off-site meetings devoted solely to strategic issues.

Executive Sessions of Outside Directors

     The non-employee directors meet privately in executive sessions to review the performance of the CEO and to review recommendations of the Personnel Committee concerning compensation for the employee directors. The non-employee directors may also meet in executive session at other times during the year to consider issues they deem important to consider without management present. The Chairman of the Nominating and Governance Committee has been designated as the individual whom other directors may ask to call a private meeting of non-employee directors when they believe there is a need to discuss a matter that could materially affect the performance of Honeywell. When non-employee directors meet without the chairman and chief executive officer present, the Chairman of the Board committee most relevant to the subject under discussion will act as the chairman of the meeting.

Committees of the Board

     The Board currently has the following committees: Audit, Finance, Nominating and Governance, Personnel and Executive. Only non-employee directors serve on the Audit, Finance, Nominating and Governance, and Personnel Committees. At each meeting of the Audit Committee, Committee members meet privately with representatives of Deloitte & Touche LLP, the Company's independent auditors, and with the Company vice president responsible for carrying out the internal audit function. The members of the Personnel Committee meet privately several times during the year to discuss the compensation of the employee directors and other issues that the Committee wishes to review.

DIRECTOR COMPENSATION
--------------------------------------------------------------------------------
The Board of Directors believes that a significant amount of director compensation should be paid in stock. Compensation for non-employee directors is payable under the Non-Employee Directors Fee and Stock Unit Plan, which was approved by shareholders in 1996. Directors who are employees of Honeywell receive no compensation for service on the Board.

     The principal components of director compensation are as follows:

     1)   an annual retainer fee of $32,000;

     2) a fee of $1,200 for each board or Committee meeting attended ($1,800 for a Committee Chairman); and

     3) an award of stock units having a value equal to one-half of the annual retainer and meeting fees paid to the director during the previous year.


     A director may choose to receive his or her annual retainer and meeting fees in the form of: cash; stock units; or a combination of cash and stock units. In order to encourage increased stock ownership, a director who chooses to receive payment of his or her retainer or meeting fees in stock units, will receive stock units having a value equal to 110 percent of these fees. While stock units do not confer on a director the right to vote, each stock unit is credited on each dividend payment date with stock units equal to the applicable dividend payable on Honeywell common stock. Stock units are payable in Honeywell stock at the time a director leaves the Board. The plan also provides a director with the option of deferring fees that would be payable in cash and the deferred amounts earn interest at Honeywell's corporate borrowing rate.

BOARD MEETINGS--COMMITTEES OF THE BOARD
--------------------------------------------------------------------------------


The Board of Directors held eight regular and one special meeting during 1996. The Executive Committee of the Board does not have scheduled meetings and did not meet during the year. The Board maintains four other committees: Audit, Finance, Nominating and Governance, and Personnel. Membership on these four committees is limited to non-employee directors. Committees on which directors serve are listed next to the pictures of directors on pages 6 through 11.


Audit Committee

The Audit Committee met three times in 1996. The primary functions of the Audit Committee are to:

o Establish and review the activities of the independent auditors and the internal auditors;

o Review and approve the format of the financial statements to be included in the annual report to the shareholders;

o Review recommendations of the independent auditors and responses of management;

o Review and discuss Honeywell financial reporting, loss exposures and asset control with the auditors and management;

o Monitor the Honeywell program for compliance with policies on business ethics; and

o Direct and supervise any special investigations the Committee deems necessary.

Finance Committee

     The Finance Committee met four times in 1996. The primary responsibilities of the Finance Committee are to review the financial structure, policies and future plans of the Company as developed and presented by management and to make recommendations concerning them to the Board. In carrying out these functions the Committee periodically reviews:

o The financial constraints within which the Company will operate, such as debt-equity ratio, coverage of fixed charges, and other financial ratios;


o Proposed acquisitions or other investments that exceed a certain financial threshold;


o  Company debt and credit arrangements;

o Proposals for obtaining additional capital funds or other changes in the capitalization of the Company;

o  Dividend and tax policy;

o  Foreign exchange exposure and risks;

o  The Company's various retirement and pension plans; and

o  Investment banker relationships and investor relations.

Nominating and Governance Committee

The Nominating and Governance Committee met four times in 1996. The primary functions of the Nominating and Governance Committee are to:

o Determine and recommend to the Board criteria regarding personal qualifications currently needed for Board membership;

o  Determine and recommend to the Board appropriate compensation for directors;

o Evaluate the performance of the Board as a whole and provide feedback to the chief executive officer on how the directors and the Board are functioning;

o Establish the process for the Board to evaluate the chief executive officer and other inside directors;

o Evaluate and recommend to the Board successors to the chief executive officer and inside director positions when required;

o Annually evaluate Board practices at Honeywell and other well-managed companies and recommend appropriate changes to the Board; and

o Consider governance issues raised by shareholders or other stakeholders in the Company and recommend appropriate responses to the Board.

Personnel Committee

The Personnel Committee met five times in 1996. The primary functions of the Personnel Committee are to:

o Review and report to the Board on the Company's programs for attracting, retaining and promoting executives, and for developing future senior management;

o Review and make recommendations to the Board regarding compensation for the chief executive officer and other inside directors;

o Review and approve performance targets, participation and level of awards for long-term incentive award plans; and

o Review, approve and report to the Board concerning administration of compensation plans and compensation for executives at specified salary grade levels.

     The average attendance at meetings of the Board and Board Committees during 1996 was 97 percent.

================================================================================
ITEM 1--ELECTION OF DIRECTORS
--------------------------------------------------------------------------------
Nominees

Eleven directors of the Company are to be elected to serve until the 1998 Annual Meeting of Shareholders and until their successors are elected and qualified. All of the nominees are currently directors of the Company and were elected directors at the 1996 Annual Meeting of Shareholders except Giannantonio Ferrari who has been nominated to fill the vacancy that will be created when D. Larry Moore retires as a director at the 1997 Annual Meeting. Mr. E. Hubert Clark, Jr., currently a director, is not standing for reelection under the retirement policy of the Board of Directors. Catherine M. Hapka, who was elected a director in 1995, resigned in January 1997 due to a change in occupation.


     The shares represented by your proxy card, will be voted, unless authority to vote is withheld, `FOR' the election of the eleven nominees named on pages 6 through 11. If any of the nominees should become unavailable, your shares will be voted for a Board-approved substitute, or the Board may reduce the number of directors.


--------------------------------------------------------------------------------

                    Albert J. Baciocco, Jr.

                    o Retired Vice Admiral
      PHOTO           United States Navy
                    o Director since 1988
                    o Member of Audit and Personnel
                      Committees of the Board

--------------------------------------------------------------------------------

Vice Admiral Baciocco, age 66, retired from the U.S. Navy in 1987 after 34 years of distinguished service, principally within the submarine force and directing the Department of the Navy research and technology development enterprise. He graduated from the U.S. Naval Academy in 1953, receiving a bachelor's degree in engineering. He subsequently completed graduate level studies in nuclear engineering as part of his training for the naval nuclear propulsion program.

     Upon retirement from the Navy, Admiral Baciocco formed The Baciocco Group, Inc., a technical and management consulting practice providing services to industry, primarily in areas of strategic planning, technology investment and application, and business planning and development.

     Admiral Baciocco serves on several boards and committees of government, industry and academe. He is a member of the Army Science Board and the Naval Studies Board of the National Research Council. He serves on the Board of Trustees of the South Carolina Research Authority. In addition, he is a director of Oak Ridge Associated Universities; the Waste Policy Institute, Virginia Polytechnic Institute and State University; and the Foundation for Research Development, Medical University of South Carolina; and is a member of the Board of Visitors to the Software Engineering Institute, Carnegie Mellon University.

--------------------------------------------------------------------------------

                    Elizabeth E. Bailey

                    o John C. Hower Professor
                      of Public Policy and Management
                      The Wharton School, University of
      PHOTO           Pennsylvania
                    o Director since 1985
                    o Member of Finance and Nominating and Governance
                      Committees of the Board

--------------------------------------------------------------------------------

Dr. Bailey, age 58, graduated from Radcliffe college and received an M.S. in mathematics from Stevens Institute of Technology and a Ph.D. in economics from Princeton University.

     Dr. Bailey joined Bell Laboratories in 1960, where she held various supervisory positions until 1977. From 1973 until 1977, she was also adjunct professor of economics at New York University. In 1977, she was appointed a commissioner of the Civil Aeronautics Board and was vice chairman of the Civil Aeronautics Board from 1981 to 1983. From 1983 to 1990, she served as dean of the Graduate School of Industrial Administration of Carnegie Mellon University. From 1990 to 1991, she was a visiting scholar at Yale University, on leave from Carnegie Mellon. Currently, Dr. Bailey is John C. Hower Professor of Public Policy and Management at The Wharton School.

     Dr. Bailey is also a director of Philip Morris Companies Inc., CSX Corporation and the College Retirement Equities Fund. She is a past member of the board of trustees of Princeton University, and she serves on the board of the Brookings Institution, Bancroft, Inc., and the National Bureau of Economics Research.

--------------------------------------------------------------------------------

                    Michael R. Bonsignore

                    o Chairman of the Board and
   PHOTO              Chief Executive Officer
                      Honeywell Inc.
                    o Director since 1990
                    o Member of Executive Committee of
                      the Board

--------------------------------------------------------------------------------

Mr. Bonsignore, age 55, is a graduate of the U.S. Naval Academy and received a degree in electrical engineering in 1963. He also pursued graduate work in ocean science and engineering at Texas A & M University.

     Mr. Bonsignore began his business career at Honeywell in 1969. He has held various marketing and operations management positions and was named the Company's vice president for Marine Systems in 1981. In 1983, Mr. Bonsignore was appointed president for Honeywell Europe, headquartered in Brussels, Belgium. In 1987, Mr. Bonsignore returned to Minneapolis as the Company's executive vice president, International, and was elected president of this business in May 1987. In 1990, Mr. Bonsignore was elected executive vice president and chief operating officer for International, and Home and Building Control, and a director of the Company. In April 1993, Mr. Bonsignore was elected chairman of the board and chief executive officer.

     Mr. Bonsignore is also a director of Cargill, Inc., Donaldson Company, Inc. and The St. Paul Companies, Inc. He serves as a member on various advisory boards and committees including: the U.S. - China Business Council, Investment and Services Policy Advisory Committee (INSPAC), U.S. - Russia Trade and Economic Council and the Alliance to Save Energy Board.

--------------------------------------------------------------------------------

                    William H. Donaldson

                    o Co-founder and Senior Advisor
                      Donaldson, Lufkin & Jenrette, Inc.
   PHOTO            o Chairman and Chief Executive Officer
                      Donaldson Enterprises, Inc.
                    o Director since 1982
                    o Member of Nominating and Governance and Finance
                      Committees of the Board

--------------------------------------------------------------------------------

Mr. Donaldson, age 65, is a graduate of Yale University and received an MBA, with distinction, from the Harvard University Graduate School of Business Administration. He served as an officer in the United States Marine Corps.

     In 1959, Mr. Donaldson co-founded Donaldson, Lufkin & Jenrette, Inc., an investment banking firm, and in 1961, Alliance Capital Management Corporation, an investment management firm, and served as chairman and chief executive officer until 1973.

     Mr. Donaldson was Undersecretary of State from 1973 to 1974. In 1975, he served as special consultant and advisor to the Vice President of the United States. During that year he became founding dean of the Yale Graduate School of Management and was named William S. Beinecke Professor of Management Studies, serving until 1980. Mr. Donaldson then founded Donaldson Enterprises, Inc., a private investing firm, and served as its chairman and chief executive officer until year-end 1990. From 1991 until June 1995, Mr. Donaldson served as chairman of the board and chief executive officer of The New York Stock Exchange, Inc. In June 1995, Mr. Donaldson rejoined Donaldson Enterprises, Inc., as its chairman and chief executive officer. In September 1995, he was also elected senior advisor to Donaldson, Lufkin & Jenrette, Inc., the firm he co-founded in 1959.

     Mr. Donaldson is also a director of Aetna Life & Casualty Company and Philip Morris Companies Inc. He serves as a trustee and director of a number of philanthropic and educational institutions.

--------------------------------------------------------------------------------

                    Giannantonio Ferrari

                    o President and Chief Operating Officer
  PHOTO               Honeywell Inc. (effective April 15, 1997)
                    o Nominee

--------------------------------------------------------------------------------

Mr. Ferrari, age 57, is a graduate of the Catholic University of Milan, Italy and received a degree as a chartered accountant in 1964.


     Mr. Ferrari began his business career at Gavazzi SpA, a distributor for Honeywell in Italy. He became one of the first employees of Honeywell Italia when it was formed in 1965. Mr. Ferrari has held various managerial positions in Italy, and in 1976 he was appointed director of finance and human resources for the Middle East region, and also assumed responsibility as general manager for Honeywell Iran and Honeywell Greece. In 1981, he was appointed controller for Honeywell Europe and, in 1984, he was elected vice president of finance and director of distribution for Honeywell Europe. In 1988, Mr. Ferrari returned to Italy and served as vice president, Western and Southern Europe, Middle East and Africa. In January 1992, he was elected president of Honeywell Europe. Mr. Ferrari will become the Company's president and chief operating officer on April 15, 1997.


     Mr. Ferrari is a director of the European American Industrial Council
(EAIC) in Belgium.

--------------------------------------------------------------------------------

                    R. Donald Fullerton

                    o Chairman -- Executive Committee
       PHOTO          CIBC
                    o Director since 1992
                    o Member of Audit (Chairman) and
                      Finance Committees of the Board

--------------------------------------------------------------------------------

Mr. Fullerton, age 65, graduated from the University of Toronto in 1953 and received a B.A. degree. In 1953, Mr. Fullerton joined the Canadian Bank of Commerce (now CIBC), a Canadian financial services institution based in Toronto. In 1968, he was appointed deputy chief general manager.

     In 1971, Mr. Fullerton became senior vice president and in 1973, he was promoted to executive vice president and chief general manager. Mr. Fullerton was elected to CIBC's Board of Directors in 1974 and elected president and chief operating officer in 1976. In 1984, he was elected chief executive officer, and in 1985, he was named chairman.

     In June 1992, Mr. Fullerton retired as chairman and chief executive officer of CIBC, and now holds the position of chairman of its Executive Committee.

     Mr. Fullerton is also a director of CIBC, Orange plc, Amoco Canada Petroleum Co. Ltd., Ontario Hydro, Westcoast Energy Inc., George Weston Ltd., Coca-Cola Beverages Ltd., Hollinger Inc., Asia Satellite Telecommunications Company Limited, and a member of the advisory board, IBM Canada Ltd., and other cultural and medical entities.

--------------------------------------------------------------------------------

                    James J. Howard

                    o Chairman of the Board,
                      President and Chief Executive Officer
   PHOTO              Northern States Power Company
                    o Director since 1990
                    o Member of Executive, Personnel and
                      Nominating and Governance (Chairman)
                      Committees of the Board

--------------------------------------------------------------------------------

Mr. Howard, age 61, graduated from the University of Pittsburgh, receiving a bachelor's degree in 1957. He was awarded a Sloan Fellowship to the Massachusetts Institute of Technology and received a master of science degree in 1970.

     Mr. Howard was president and chief operating officer of Ameritech, the Chicago-based parent of the Bell companies serving Illinois, Indiana, Michigan, Ohio and Wisconsin, prior to joining Northern States Power Company, an electric and gas utility company, as its president and chief executive officer in 1987. Mr. Howard has served as its chairman of the board and chief executive officer since 1988, and in 1994, was also named president.

     Mr. Howard is also a director of Walgreen Company, Ecolab Inc., ReliaStar Financial and the Federal Reserve Bank of Minneapolis. He also serves on the board of overseers for the Carlson School of Management, University of Minnesota, the Board of Trustees for the University of St. Thomas, in St. Paul, Minnesota, and the Board of Visitors for the University of Pittsburgh, Joseph M. Katz School of Business.

     Mr. Howard is former chairman and a board member of the Edison Electric Institute and current chairman of the Nuclear Energy Institute, both located in Washington, DC.

     Mr. Howard serves the community as a board member and past chairman (1994-1995) of the United Way of Minneapolis Area; the Minnesota Business Partnership; the Jerimiah Program; the Greater Minneapolis Convention & Visitors Association; Capitol City Partnership; the Minneapolis Center for Corporate Responsibility; and the Danny Thompson Memorial Leukemia Foundation.

--------------------------------------------------------------------------------

                 Bruce Karatz

                 o Chairman, President and
   [PHOTO]         Chief Executive Officer
                   Kaufman and Broad Home
                   Corporation
                 o Director since 1992
                 o Member of Audit and Personnel
                   Committees of the Board

--------------------------------------------------------------------------------

Mr. Karatz, age 51, is a graduate of Boston University, where he received a bachelor's degree in history. He also earned a law degree from the University of Southern California.

     In 1972, Mr. Karatz joined the predecessor of Kaufman and Broad Home Corporation, the largest home builder in the Western United States and one of the largest residential builders in Paris, France, where he held a number of corporate positions prior to being named president of Kaufman and Broad-France in 1976. After returning to the United States, in 1980, he was elected president of all housing operations. In 1986, he was elected president and chief executive officer of Kaufman and Broad Home Corporation, and in 1993, was named chairman of the board.

      Mr. Karatz also is a director of Smith's Food & Drug Centers, Inc., and National Golf Properties, Inc. Among his civic and cultural activities, Mr. Karatz is a trustee of the RAND Corporation, co-chairman of the Mayor's Alliance for a Safer L.A., and a member of the Board of the National Park Foundation, University of Southern California Law Center Board of Councilors, and a member of the Council on Foreign Relations. In 1992, he was inducted into the California Building Industry Hall of Fame.

--------------------------------------------------------------------------------

                    A. Barry Rand

                    o Executive Vice President
   PHOTO              Xerox Corporation
                    o Director since 1990
                    o Member of Finance and Personnel
                      Committees of the Board

--------------------------------------------------------------------------------


Mr. Rand, age 52, is a graduate of the American University, receiving a bachelor's degree in marketing. He also graduated from Stanford University's graduate program, receiving master's degrees in both business administration and management sciences. In addition, Mr. Rand has received a number of honorary doctorate degrees.


     Mr. Rand joined Xerox Corporation, a document processing office equipment company, in 1968. In May 1985, he was elected a corporate officer and in 1987 he was elected president of Xerox's United States Marketing Group. In February 1992, Mr. Rand was promoted to executive vice president and is responsible for worldwide operations.

     Mr. Rand is also a director of Abbott Laboratories and Ameritech Corporation. He serves on the board of overseers of the Rochester Philharmonic Orchestra and is a member of the Stanford University Graduate School of Business advisory council. In 1993, Mr. Rand was inducted into the National Sales Hall of Fame.

--------------------------------------------------------------------------------
                    Steven G. Rothmeier

                    o Chairman of the Board and
                      Chief Executive Officer
  PHOTO               Great Northern Capital
                    o Director since 1985
                    o Member of Executive, Finance
                      (Chairman) and Audit Committees of
                      the Board

--------------------------------------------------------------------------------

Mr. Rothmeier, age 50, is a graduate of the University of Notre Dame and received a master's degree in business administration from the University of Chicago.

     In March 1993, Mr. Rothmeier formed Great Northern Capital, a private asset management firm, and serves as its chairman of the board and chief executive officer. Prior to March 1993, Mr. Rothmeier served as president at IAI Capital Group, a venture capital and merchant banking firm. From 1973 to November 1989, he held various senior positions at Northwest Airlines, Inc., and from 1986 to 1989, he served as chairman of the board and chief executive officer of NWA Inc. and Northwest Airlines, Inc.


     Mr. Rothmeier is also a director of Precision Castparts Corp., Department 56, Inc., E.W. Blanch Holdings, Inc., and the Argonne National
Laboratory/University of Chicago Development Corporation (ARCH). He also serves as chairman of the St. Agnes Foundation in St. Paul, Minnesota, and of Catholic Views Broadcast, Inc. in Minnesota.


     Mr. Rothmeier is a member of the Council on the Graduate School of Business, University of Chicago, a trustee of the University of Chicago, a director of the American Council on Germany, a director of the Center of the American Experiment, an advisor to the Metropolitan Economic Development Association, and former vice chairman of the U.S. - China Business Council.

--------------------------------------------------------------------------------

                    Michael W. Wright

                    o Chairman of the Board, President and
                      Chief Executive Officer SUPERVALU INC.
   PHOTO            o Director since 1987
                      Member of Executive, Finance and
                      Personnel (Chairman) Committees of
                      the Board

--------------------------------------------------------------------------------

Mr. Wright, age 58, is a graduate of the University of Minnesota, receiving a B.A. degree in 1961 and an LL.B. in 1963. He was admitted to the Minnesota Bar in 1963.

     Mr. Wright was a member of the law firm of Dorsey and Whitney from 1963 to 1977. In 1977, he joined SUPERVALU INC., a food distributor and retailer, as senior vice president of administration and as a member of the board of directors. He was elected president and chief operating officer in 1978, chief executive officer in 1981, and chairman of the board in 1982.

     Mr. Wright is also a director of Cargill, Inc., Musicland Stores Corporation, Norwest Corporation and ShopKo Stores, Inc. He is a member of the board of directors of the Food Marketing Institute, Food Distributors International and the International Center for Companies of the Food and Trade Industry (CIES).

================================================================================
ITEM 2--APPROVAL OF AUDITORS
--------------------------------------------------------------------------------

The shares represented by your enclosed proxy will be voted (unless the proxy indicates to the contrary) to approve the selection of Deloitte & Touche LLP, independent public accountants, to examine the financial statements to be included in the 1997 Annual Report to Shareholders.


     A partner of Deloitte & Touche LLP will be present at the meeting, will be given the opportunity to make a statement, and will also respond to appropriate questions.


     The Board of Directors recommends a vote FOR approval of the selection of Deloitte & Touche LLP as the independent public accountants.

================================================================================
ITEM 3--APPROVAL OF PROPOSED 1997 HONEYWELL STOCK AND INCENTIVE PLAN
--------------------------------------------------------------------------------

The Board of Directors has adopted, subject to shareholder approval, the 1997 Honeywell Stock and Incentive Plan. The 1997 Plan will replace the 1993 Honeywell Stock and Incentive Plan, which shareholders approved in 1993. The 1997 Plan will terminate on April 15, 2002. The following are the principal differences between the 1997 and the 1993 Plan:


     o Since SEC rules no longer restrict the transferability of stock options, the 1997 Plan does not prohibit transferability of stock options.

     o Section 162(m) of the Internal Revenue Code limits the Company's income tax deduction for executive compensation paid in excess of $1 million unless it qualifies as performance-based compensation. The Personnel Committee of the Board of Directors intends to have compensation paid to Honeywell executives qualify as performance-based compensation. In order to qualify stock options under the 1997 Plan under the IRS rules, the 1997 Plan will impose a limit on the maximum number of shares that may be granted to an individual in any one year of 500,000.


Purpose of the Plan

     The 1997 Plan is intended to facilitate ownership and increase the interest of key employees in the growth and performance of Honeywell and motivate them to contribute to the Company's future success, thus enhancing the value of the Company for the benefit of shareholders.

Summary of Key Features of the Plan

     The following is a summary of the key features of the 1997 Plan. The full text of the 1997 Plan is attached to this Proxy Statement as Exhibit A. Please refer to Exhibit A for a more complete description of the terms of the 1997 Plan.

Eligible Participants


     The Personnel Committee of the Board will be responsible for the administration of the 1997 Plan. Approximately 300 key employees who are expected to contribute to the success of the Company are eligible to be participants. The Committee has the authority to select employees to whom awards are given. In addition, the CEO may make awards, subject to ratification by the Committee. However, all awards to executive officers must be approved in advance by the Committee.


Maximum Number of Shares


     Up to 7,500,000 shares of Honeywell common stock may be granted under the 1997 Plan. This number will be adjusted for changes in the Company's capital structure, such as a stock split. Shares delivered under the plan may be in the form of authorized and unissued shares or treasury shares. Types of Awards


     The 1997 Plan permits the granting of the following types of awards:

     o  Stock options
     o  Stock appreciation rights
     o Other Stock Based Awards. This includes other awards valued in whole or in part by reference to, or otherwise based on, Honeywell stock or other performance measures.

Stock Options

     The Committee will determine the exercise or purchase price per share of any stock option granted under the plan, but the exercise price may not be less than 100% of the fair market value of the stock on the date of the grant. Options granted may be either incentive stock options ("ISOs") or nonqualified stock options. The Committee will fix the term of each option. Options will be exercisable at such time or times as determined by the Committee, and will expire no later than ten years from the date the option is granted. Options may be exercised by paying the purchase price and applicable withholding taxes, either in cash, or in stock of the Company, at the discretion of the Committee. The Committee may provide that optionees who surrender shares of Common Stock in payment of an option shall be granted a new nonqualified stock option covering a number of shares equal to the number so surrendered.

Stock Appreciation Rights

     The Committee is authorized to grant stock appreciation rights, which entitle recipients to receive payments in cash, shares or a combination, of an amount representing the appreciation in the market value of a specified number of shares from the date of grant until the date of exercise.

Other Stock Based Awards

     The Committee is also authorized to grant to participants, either alone or in addition to other awards granted under the 1997 Plan, awards of stock and other awards that are payable in cash, other securities of the Company or other forms of property, as the Committee shall determine.

     The Committee shall determine the employees to whom Other Stock Based Awards are to be made, the times at which such awards are to be made, the number of shares to be granted under such awards and all other terms, restrictions and conditions of such awards. The provisions of Other Stock Based Awards are not required to be uniform with respect to all recipients. Stock granted as Other Stock Based Awards may be issued for no cash consideration or for such consideration as may be determined by the Committee.

Change in Control Provisions


     In order to maintain the rights of participants in the event of a change of control (as defined on page 25), the Plan provides for:


     (1) the acceleration of any time periods relating to the exercise or realization of an award;

     (2) the purchase of an award by the Company, for an amount of cash equal to the amount that would have been received by a participant had the award been currently exercisable or payable;

     (3) adjustments to any outstanding awards as the Committee deems appropriate to reflect the change of control; or

     (4) any outstanding award to be assumed, or new rights substituted therefore, by the acquiring or surviving entity in a change of control. The Committee may, in its discretion, include further provisions and limitations in any award agreement as it deems equitable and in the best interests of the Company.

Tax Consequences of the Plan

     The grant of a stock option will not result in taxable income at the time of the grant for the optionee or the Company. The optionee will have no taxable income upon exercising an ISO (except that the alternative minimum tax may apply), and the Company will receive no deduction when an ISO is exercised. Upon exercising a nonqualified stock option, the optionee will recognize ordinary income in the amount by which the fair market value exceeds the option price; the Company will be entitled to a deduction for the same amount. The treatment to an optionee of a disposition of shares acquired through the exercise of an option is dependent upon the length of time the shares have been held and on whether such shares were acquired by exercising an ISO or a nonqualified stock option. Generally, there will be no tax consequence to the Company in connection with the disposition of shares acquired under an option except that the Company may be entitled to a deduction in the case of a disposition of shares acquired upon exercise of an ISO before the applicable ISO holding periods have been satisfied.

     With respect to other awards granted under the 1997 Plan that are settled either in cash or in stock or other property that is either transferable or not subject to a substantial risk or forfeiture, the participant must recognize ordinary income equal to the cash or fair market value of shares or other property received; the Company will be entitled to a deduction for the same amount. For awards that are settled in stock or other property that is restricted as to the transferability and subject to substantial risk of forfeiture, the participant must recognize ordinary income equal to the fair market value of the shares or other property received at the first time the shares or other property become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier; the Company will be entitled to a deduction for the same amount.

Amendments


     The Board and the Committee are authorized to amend the 1997 Plan, except that shareholder approval is required for any amendment that would (1) materially increase the number of shares available under the 1997 Plan, (2) increase the 500,000 share limit on individual grants of stock options, and (3) allow stock options to be granted at less than 100 percent of fair market value on the date of grant.


Future Grants and Awards

     At present, the Committee does not have definitive plans for granting of awards under the 1997 Plan. No determination has been made as to the number of stock options, stock appreciation rights or Other Stock Based Awards to be granted, or the number or identity of optionees or recipients of awards.


     In February 1997, the Committee granted 945,000 options to 299 employees under the 1993 Plan.


Stock Price Information


     The closing price of the Company's common stock as reported on the New York Stock Exchange Composite Transactions on February 26, 1997, was $74.00.


     The Board of Directors recommends a vote FOR approval of the 1997 Honeywell Stock and Incentive Plan.

================================================================================
ITEM 4--PROPOSED ELIMINATION OF ARTICLE XII OF BY-LAWS WHICH PROVIDES FOR A MAXIMUM AMOUNT OF INCENTIVE COMPENSATION
--------------------------------------------------------------------------------

In 1954, the Board of Directors adopted and shareholders approved Article XII of the Company's By-laws. Article XII provides that incentive compensation may be paid to officers, heads of departments and other executives and key employees whose work most affects the Company's earnings only if:

     (1) the total amount of incentive compensation paid to these designated individuals does not exceed 3% of the Company's consolidated pre-tax earnings; and

     (2) the Company has paid a dividend of at least $.0625 per share during the year for which the incentive compensation is to be paid. ($.0625 is the current relevant amount as adjusted for all stock splits since 1954.)

     The full text of Article XII is attached as Exhibit B.


     For the reasons stated below, the Board of Directors recommends that the Company's By-laws be amended to delete Article XII.


o The provision of the By-law which relates to the payment of annual dividends is no longer a meaningful measurement.

      The minimum annual dividend requirement for the payment of incentive compensation under Article XII is $.0625 per share (after adjusting for all stock splits since 1954). In 1996, Honeywell paid an annual dividend of $1.06 per share.

o Recent changes to SEC and IRS rules and increased public scrutiny of executive compensation appear to make Article XII superfluous.


      When the By-law was adopted in 1954, disclosure practices and public scrutiny regarding executive compensation were not nearly as developed as in the current environment. The SEC's proxy rules now require a detailed report on executive compensation, including an explanation of the linkage of incentive compensation to Company performance and shareholder return. Section 162(m) of the Internal Revenue Code has established a $1 million cap on a company's tax deduction for compensation, other than performance- based compensation, for the five most highly compensated executive officers.

     Partially in response to changes in the tax law, several of Honeywell's compensation plans impose limits on compensation. Under the Honeywell Senior Management Performance Incentive Plan, which shareholders approved in 1995, annual incentive compensation for executives selected to participate in that plan may be either (1) thirty-five percent of an incentive compensation pool, consisting of one percent of income from continuing operations before income taxes, or (2) a lesser amount based on the formula used under the Corporate Executive Compensation Plan. The 1997 Stock and Incentive Plan, which shareholders are being asked to approve this year, limits grants to an individual in any one year to 500,000 shares.


     Finally, commentators and investors closely monitor and comment on all forms of executive compensation. We believe that the processes in place to monitor executive compensation in 1997 make Article XII unnecessary.

o Article XII could potentially limit flexibility to design incentive compensation programs in the future.


      For 1996, the amount available under the By-law for incentive payments to the 35 designated executives was approximately $18 million; the amount paid or accrued was approximately $9 million.


      Honeywell has made a five-year projection of executive compensation under a range of economic and performance assumptions, and believes that Article XII will not impact incentive compensation under current compensation practices. However, it is difficult to anticipate the compensation design that will best motivate executives in the future. The Honeywell Board or the shareholders might decide that a substantially greater part of compensation be performance-based and at-risk with a corresponding reduction in salary. Article XII could limit the flexibility of the Board in designing these or other motivational compensation programs.

o The size and organization of Honeywell and our use of incentive compensation have changed dramatically since 1954.

      In 1954, Honeywell had annual revenue of $230 million; in 1996, revenues exceeded $7 billion. In 1954, there were 15 executives who were covered by Article XII. In 1996, 35 executives were covered. Since 1954, the use of vice president titles has expanded to a variety of division and staff functions, and the use of incentive compensation has spread down several levels within the Company in order to tie the compensation of a broad range of executives and managers to the performance of Honeywell and its business units. The Personnel Committee has had to interpret which executives receiving incentive compensation met the "key employee" definition of Article XII within a changing and expanding organization not envisioned by the original authors of the By-law.


o  Compensation theory and practice have changed substantially since 1954.

      At the time the By-law was adopted in 1954, annual incentive compensation based on a company's financial results was not a mainstream practice. In 1997, annual incentive compensation based on goals and objectives is common in most corporations and is generally favored by shareholders and commentators.

     Long-term incentive compensation - unknown in 1954 - is now favored by compensation specialists. As explained in the Report on Executive Compensation in this proxy statement, compensation for Honeywell executives is based on meeting both short-term and long-term objectives. Although the plain language of
Article XII does not address long-term compensation, Honeywell includes in the By-law calculation not only the amount of incentive compensation based on annual goals and objectives, but also the annual accrual for compensation based on multi-year goals that may be paid in later years. In that sense, Article XII does not directly relate to Honeywell's current incentive compensation programs.

     In summary, the Board of Directors strongly supports the philosophy that compensation be structured to align the interests of management and shareholders and that a substantial portion of compensation be performance-based. The Board does not believe that the limitation contained in Article XII of the Honeywell By-laws currently provides any meaningful support for these goals, and in fact may conflict with these goals. Over time, monitoring compliance with the By-law limitation has become a time-consuming exercise that is not relevant to Honeywell's compensation goals and philosophy.

The Board of Directors recommends a vote FOR this proposal.


                           STOCK OWNERSHIP INFORMATION
--------------------------------------------------------------------------------
COMPLIANCE WITH SECTION 16(a) REPORTING
--------------------------------------------------------------------------------


The rules of the Securities and Exchange Commission require that Honeywell disclose late filings of reports of stock ownership (and changes in stock ownership) by its directors and executive officers. To the best of the Company's knowledge, there were no late filings during 1996.

STOCK OWNERSHIP GUIDELINES
--------------------------------------------------------------------------------

   Executives

o The Board of Directors adopted stock ownership guidelines for Honeywell executives in 1990. In 1996, the Board raised these guidelines. The current guidelines are as follows: The chief executive officer and chief operating officer are expected to own Honeywell stock having a value of at least five times the mid-point of the executive's salary grade range. The ownership level for presidents of Honeywell business units and the chief financial officer is four times the midpoint of the executive's salary grade range. The guideline applicable to other executive officers is three times the midpoint of salary grade range.

   Board of Directors

o The Board of Directors has adopted a guideline that each director have an ownership interest in Honeywell stock equal to at least six times the annual retainer fee. As the annual retainer is currently $32,000, the guidelines would encourage each director to have an equity interest in Honeywell of at least $192,000.

STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
--------------------------------------------------------------------------------


In general, "beneficial ownership" includes those shares a director or officer has the power to vote or transfer, and stock options that are exercisable currently or within 60 days. On February 25, 1997, the directors and executive officers of Honeywell beneficially owned, in the aggregate, 1,455,801 shares of Honeywell common stock (approximately 1.1 percent of the shares outstanding). Honeywell directors and executive officers also have interests in stock-based units under Company plans. While these units may not be voted or transferred, we have listed them in the table below as they represent the total economic interest of the directors and executive officers in Honeywell stock.


                                       Shares            Options
Name of                                Beneficially      Exercisable          Stock
Beneficial Owner                       Owned             Within 60 Days       Units          Total
----------------------------------------------------------------------------------------------------

A. J. Baciocco, Jr. ...............       2,263                  0           10,849 (2)      13,112
E. E. Bailey ......................       2,082                  0           15,705 (2)      17,787
M. R. Bonsignore ..................     126,510 (1)        334,847           13,157 (3)     474,514
E. H. Clark, Jr. ..................         874                  0           11,405 (2)      12,279
J. R. Dewane ......................      33,184 (1)         98,021            4,126 (3)     135,331
W. H. Donaldson ...................         800                  0           13,565 (2)      14,365
G. Ferrari ........................      40,358 (1)         12,120            5,642 (3)      58,120
R. D. Fullerton ...................       7,734                  0              489 (2)       8,223
E. D. Grayson .....................      13,923 (1)         77,353            2,607 (3)      93,883
W.M. Hjerpe .......................      37,962 (1)         61,172            5,611 (3)     104,745
J. J. Howard ......................       2,476                  0            9,821 (2)      12,297
B. Karatz .........................       3,409                  0            5,075 (2)       8,484
D. L. Moore .......................      76,827 (1)         76,142            3,725 (3)     156,694
A. B. Rand ........................         987                  0            4,127 (2)       5,114
S. G. Rothmeier ...................       1,128                  0            7,771 (2)       8,899
M. W. Wright ......................       1,200                  0           13,652 (2)      14,852
Directors and Executive Officers
  as a group ......................     528,662            927,139          142,062       1,597,863

----------------------------------------------------------------------------------------------------


(1) Includes the following shares of restricted stock awarded prior to 1996 under the Performance Share Program described on page 21: M. R. Bonsignore-17,343; J. R. Dewane-5,874; G. Ferrari-4,358; E. D. Grayson-3,893; W. M. Hjerpe-4,389; and D. L. Moore-15,275.


(2) Represents stock units payable only in Honeywell stock that were awarded to directors under the Non-Employee Directors Fee and Stock Unit Plan, which is more fully described on page 4.

(3) Represents performance units that were awarded in 1996 under the Performance Share Program described on page 21.

EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------

The following table shows compensation for services to Honeywell of the persons who during 1996 were the chief executive officer and the other four most highly compensated executive officers.

SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------

                                                                            Long-Term Compensation
                                                                          ---------------------------
                                            Annual Compensation                     Awards
                                        ------------------------------    ---------------------------
                                                                Other
                                                               Annual                                   All Other
          Name and                                             Compen-    Restricted Stock    Options     Compen-
     Principal Position       Year      Salary($)   Bonus($)  sation($)    Awards($)(1)      (Shares)   sation($)(2)
---------------------------------------------------------------------------------------------------------------------

M.R. Bonsignore               1996      747,310     820,000     3,815          -0-              -0-        44,276
Chairman of the Board         1995      682,917     541,616    31,714          -0-           113,131       17,682
and Chief                     1994      624,375     391,858    45,311          -0-            60,000       15,274
Executive Officer

---------------------------------------------------------------------------------------------------------------------

D.L. Moore                    1996      631,360     606,748     9,382          -0-            67,242       37,804
President and Chief           1995      595,104     471,973    19,253          -0-            56,566       15,401
Operating Officer (3)         1994      567,188     355,967    51,140          -0-            30,000       14,160

---------------------------------------------------------------------------------------------------------------------

J.R. Dewane                   1996      296,855     263,806        10          -0-              -0-        22,416
President, Space              1995      279,802     210,806     4,934          -0-            27,475        6,656
and Aviation Control          1994      263,970     145,052     5,107          -0-            17,500        6,801

---------------------------------------------------------------------------------------------------------------------

E.D. Grayson                  1996      311,760     200,000     2,834          -0-              -0-        23,714
Vice President                1995      300,420     189,781     5,693        108,750          29,091       14,308
and General Counsel           1994      288,720     155,389     4,663          -0-            12,500       12,393

---------------------------------------------------------------------------------------------------------------------

W.M. Hjerpe                   1996      296,107     237,522     5,867          -0-            10,213       19,975
Vice President                1995      273,739     200,999     4,420        595,563          15,275        6,546
and Chief Financial Officer   1994      221,445     113,059    13,676        260,910           8,248        6,268


---------------------------------------------------------------------------------------------------------------------

(1) As of December 31, 1996, the number and value of total shares of restricted stock held by the above officers is: M.R. Bonsignore (47,343 shares; $3,112,802); D.L. Moore (15,275 shares; $1,004,331); J.R. Dewane (5,874 shares; $386,216); E.D. Grayson (6,893 shares; $453,215); and W.M. Hjerpe (22,389 shares; $1,472,077). Dividends are paid on all restricted common stock at the same rate as paid on Honeywell's common stock.

(2) Compensation reported represents (a) the value of Company contributions of Honeywell stock to the Company 401(k) Plan, and (b) the value of premiums paid by the Company on split-dollar life insurance. For 1996, the dollar value of each benefit is: M.R. Bonsignore; (a) $4,830, (b) $39,446; D.L. Moore; (a) $4,831, (b) $32,973; J.R. Dewane; (a) $4,751, (b) $17,665; E.D.
     Grayson; (a) $4,494, (b) $19,220; and W.M. Hjerpe; (a) $4,785, (b) $15,190.

(3) D.L. Moore will be retiring as President and Chief Operating Officer on April 15, 1997, and from the Company on June 30, 1997. G. Ferrari will replace D.L. Moore as President and Chief Operating Officer on April 15, 1997.

OPTION GRANTS IN LAST FISCAL YEAR
--------------------------------------------------------------------------------

                                                                                Potential Realizable Value at Assumed Annual
                                                                                Rates of Stock Price Appreciation for Option
                           Individual Grants (1)                                                    Term (2)
----------------------------------------------------------------------------    --------------------------------------------
                           Number of   % of Total
                           Securities   Options
                           Underlying   Granted to
                            Options     Employees   Exercise or
                            Granted     in Fiscal   Base Price    Expiration
Name                           (#)        Year        ($/Sh)         Date         0% ($)         5% ($)           10% ($)
----                       ----------   --------    ----------    ----------    ----------     ---------          --------
M.R. Bonsignore ........          0         0           0                 0         0                 0                 0

D.L. Moore .............     12,463       3.0         51.75         7/16/01         0           161,042           350,475
                             13,572       3.2         51.75         7/16/02         0           219,258           490,063
                              9,100       2.2         52.50         4/19/03         0           172,084           391,183
                             15,096       3.6         51.75        11/15/03         0           295,133           677,723
                             17,011       4.1         51.75         7/18/04         0           393,217           928,096

J.R. Dewane ............          0         0           0                 0         0                 0                 0

E.D. Grayson ...........          0         0           0                 0         0                 0                 0

W.M. Hjerpe ............      5,618       1.3         55.50         2/17/02         0            92,113           203,747
                              4,595       1.1         60.0625      10/02/04         0           116,481           271,246

-------------------------------------------------------------------------------------------------------------------------
All Shareholders (3) ...       N/A      N/A            N/A             N/A          0     4,149,967,096    10,516,831,418
All Optionees ..........    417,686     100.0         54.40                         0        11,762,237        29,014,950
Optionee Gain as % of All
Shareholders' Gain .....       N/A        N/A          N/A             N/A         N/A              .28%               .28%
-------------------------------------------------------------------------------------------------------------------------


(1) In general, stock options become exercisable one year after the grant date, and the option exercise price may be paid in cash, shares or a combination. The options shown above for D.L. Moore and W.M. Hjerpe are reload stock options. Nonqualified stock options currently are subject to a reload feature: when a nonqualified option is exercised with the payment of the exercise price by delivery of previously-owned shares of the Company's common stock, a reload option is granted for the number of shares used to pay the exercise price, with a new exercise price equal to the market value of the Company's common stock on the date of exercise and a term expiring on the expiration date of the original option.


(2) The dollar amounts under these columns are the result of calculations at 0% and at the 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, in the Company's stock price.

(3) For "All Shareholders" the gain is calculated from $52.19, the fair market value of the Company's common stock on June 17, 1996, when stock options were granted to employees who were not executive officers, and is measured over the ten-year period ending June 17, 2006, when those stock options expire.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FY-END OPTION VALUES
--------------------------------------------------------------------------------

                                                           Number of Securities
                                                                Underlying               Value of Unexercised
                                                           Unexercised Options           In-the-Money Options
                                                                    at                            at
                                                                FY-End (#)                     FY-End ($)
                        Shares Acquired       Value     ---------------------------   ---------------------------
Name                    on Exercise (#)   Realized ($)  Exercisable   Unexercisable   Exercisable   Unexercisable
----                    ---------------   ------------  -----------   -------------   -----------   -------------
M.R. Bonsignore ......      68,014          2,117,179     334,847        55,000        10,922,622     1,887,188
D.L. Moore ...........     142,838          3,114,580      74,566        86,242         1,975,209     1,691,566
J.R. Dewane ..........       5,180            222,222     108,969             0         3,903,404             0
E.D. Grayson .........          0                   0      77,353             0         2,248,756             0
W.M. Hjerpe ..........      22,654            539,105      61,172        35,213         1,553,135       637,176
-----------------------------------------------------------------------------------------------------------------

LONG-TERM INCENTIVE PLAN--AWARDS IN LAST FISCAL YEAR
--------------------------------------------------------------------------------


The table identifies performance units awarded under the Performance Share Program, which is described in the Report on Executive Compensation on page 21. The executive officers have the opportunity to earn up to the Target/Maximum amount of units, which will be payable in an equal amount of shares of Honeywell common stock. The owners of performance units have no rights to vote, receive dividends, or transfer the shares until issued. Payment will be based on achieving objectives for the period from January 1, 1996 through December 31, 1997 in the following categories: (1) cumulative pre-tax profit, (2) total shareholder return, and (3) cumulative revenue. The Target/Maximum amount represents the payout, if each of the following objectives is achieved:

     (1) 100 percent of the cumulative pre-tax profit objective and 100 percent of the cumulative revenue objective; and

     (2)  total shareholder return is in the first quartile.

If results fall between 95 percent and 100 percent for the cumulative pre-tax profit and cumulative revenue objectives, then the amount of shares will be prorated.

The Threshold amount represents the payout, if each of the following objectives is achieved:

     (1) 95 percent of the cumulative pre-tax profit objective and 95 percent of the cumulative revenue objective; and

     (2)  total shareholder return is in the second quartile.

No payout of shares is permitted unless each of the above objectives is achieved.


--------------------------------------------------------------------------------
                    Number of    Performance or   Estimated future payouts under
                  shares, units   other period     non-stock price-based plans
                    or other    until maturation  ------------------------------
Name                rights(#)       or payout     Threshold       Target/Maximum
                                                     (#)                (#)
--------------------------------------------------------------------------------

M. R. Bonsignore .   13,157          2 years         6,578            13,157

D. L. Moore ......    3,725          2 years         1,862             3,725

J. R. Dewane .....    4,126          2 years         2,063             4,126

E. D. Grayson ....    2,607          2 years         1,303             2,607

W. M. Hjerpe .....    5,611          2 years         2,805             5,611
--------------------------------------------------------------------------------

REPORT ON EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------

Compensation Philosophy

The Personnel Committee of the Board of Directors has adopted a management compensation program based on the following compensation principles:

   o Honeywell provides the level of total compensation necessary to attract and retain the best executives in its industries.

   o Compensation is linked to performance and to the interests of shareholders.

   o Incentive compensation programs recognize both individual and team performance.

   o  Compensation balances rewards for short- term vs. long-term results.

   o Compensation programs include features that encourage executives to make a long-term career commitment to Honeywell and its shareholders.

   o Plans include measurements based on continuous growth and performance relative to peer companies.

Compensation Methodology

Honeywell strives to provide a comprehensive executive compensation program that is both innovative and competitive, in order to attract and retain superior executive talent.

     Each year the Personnel Committee reviews market data and assesses Honeywell's competitive position in each component of executive compensation, including base salary, annual incentive and long-term incentive compensation.

     The primary market comparison for cash compensation (base salary and annual incentive) is comprised of two broad-based surveys, each including several hundred participating companies. The Committee believes that a broad mix of companies is representative of the market in which Honeywell competes to recruit executives. Target compensation is based on the median of actual compensation, adjusted to reflect differences in revenue among these companies. Several additional surveys are used to verify the results of the primary survey and to allow for a broader analysis of trends in executive compensation.

     The primary market comparison for long-term compensation is a bi-annual survey of 40 high-tech manufacturing companies. This survey was selected because of the technical competence of the survey firm and because the companies operated in businesses similar to Honeywell's and compete for executives with experience and skills similar to those Honeywell requires. Several additional broad-based surveys were also consulted, for purposes of verifying the findings of the primary survey and determining stock grant practices and trends.

     The descriptions below of the components of compensation contain additional detail regarding compensation methodology. Compensation decisions regarding individual executives may also be based on factors such as individual performance, level of responsibility or unique skills of the executive.

Components of Compensation

Base Salary

The Committee has established the Corporate Executive Compensation Plan, which provides for annual cash compensation consisting of base salary and annual incentive. The relationship between base salary and annual incentive is based on salary grade. Executives at higher grade levels have a larger percentage of their total cash compensation contingent on the accomplishment of business objectives.


     Annual base salary is designed to compensate executives for their sustained performance. Salary is based on: (1) executive grade level; (2) individual performance; and (3) spending guidelines approved by the Committee. The Committee approves in advance all salary increases for executive officers. Salaries for executive officers for 1996 were projected to be at the median of the compensation peer group.

Annual Incentive

The Corporate Executive Compensation Plan establishes a fixed percentage of annual salary as an executive's target "on-plan" annual incentive opportunity. The Committee establishes the percentage based on comparative survey data on annual incentive opportunity in the compensation peer group. For executive officers, the percentage ranged from forty percent of salary to sixty-five percent of salary, in the case of the CEO. Annual incentive for 1996 was targeted at the median of the compensation peer group.


     Annual incentive is primarily based on meeting objectives using two principal measurements -- net income and economic value added. In general, economic value added measures return on investment over a specified period.

     The following is the formula used to determine annual incentive payments for 1996:

   o Fifty percent of the target on-plan incentive would be paid if the Company achieved the 1996 net income objective approved by the Board of Directors in Honeywell's 1995-97 long-range plan; and

   o Fifty percent of the target on-plan incentive would be paid if the Company achieved the 1996 economic value added objective as stated in the 1995-97 long-range plan.

     Participants receive no payment for an objective unless a minimum threshold is achieved. Payments may range from zero to two hundred percent of the target incentive, with payments increasing as results increase.


     The Company exceeded the net income and economic value added objectives for 1996. As a result, the average annual incentive approved by the Committee for executive officers was 163.1 percent of the "on-plan" incentive opportunity. The Bonus Column of the Summary Compensation Table on page 17 contains the annual incentive payment for 1996 for each of the most highly compensated executive officers.


Long Term Incentive Compensation

Stock Options

Based on annual and bi-annual market surveys of long-term incentive compensation, the Committee approves a target number of option shares for each executive grade level. Management makes recommendations to the Committee, as to the number of options, if any, to be granted to an executive based on the following criteria:


   o the executive's ability to impact financial performance in terms of profitability and revenue;


   o  the executive's past performance;

   o  expectations of the executive's future performance.


     The Committee reviews and approves all stock option grants. Options, which are granted by the Committee on a periodic basis, have an exercise price equal to the fair market value of Honeywell common stock on the date of grant and are typically exercisable one year from the date of grant. In 1995, the Committee granted an increased number of options to executive officers and extended vesting to eighteen months from one year, to reflect the Committee's decision to defer the next scheduled grant of options for executive officers from July 1996 to February 1997.


Performance Share Program

The Performance Share Program provides grants of performance share units with the number of shares granted varying by grade level. The Committee selects the eligible participants and determines the amount of the grant to each executive. Target grants are based on market surveys of long-term compensation at compensation peer group companies.

     The current measurement period for the program is two years (1996 and 1997). In early 1996, the Committee selected the eligible participants and determined the target amount to be granted to each participant. The amount of actual awards paid to participants depends on achieving various objectives.

     The Committee established the following objectives for the 1996-1997 performance period:

     Pre-tax Profit. One third of the total grant is tied to Honeywell's pre-tax profit objective for 1996-97 as approved by the Board of Directors in the Company's 1996-98 long-range plan. If this objective is reached or exceeded at the end of 1997, the target award for this objective (which is one-third of the target for the entire plan) will be payable to the participant. If ninety-five percent of this objective is reached, only half of the target amount for this objective will be payable. If results fall between ninety-five and one hundred percent, the grant will be pro-rated. If results fall below ninety-five percent, no payment on this objective is permitted.


     Total Shareholder Return. One third of the total grant is tied to Honeywell's shareholder return (stock appreciation plus dividends) compared to a group of selected peer companies. If Honeywell ranks in the top quartile, the target amount for this objective will be payable to the participant. If Honeywell ranks in the second quartile, only half of the target for this objective will be payable. If Honeywell ranks in the third quartile, no payment on this objective is permitted. For purposes of measuring the total shareholder return objective, Honeywell constructed a group of 19 peer companies that includes some, but not all, of the companies in the composite industry index for the first performance graph on page 24.


     Cumulative Revenue. One third of the total grant is tied to Honeywell achieving the cumulative revenue objective for 1996 and 1997 approved by the Board of Directors in the 1996-98 long-range plan. If the objective is reached or exceeded, the target amount for this objective will be payable to the participant. If ninety-five percent of the objective is reached, half of the target amount for this objective will be payable. If results fall between ninety-five to one hundred percent of the objective, the grant will be pro-rated. If results fall below ninety-five percent, no payment on this objective is permitted.


     See the Long-Term Incentive Plan table on page 19 for awards to the most highly compensated executive officers for 1996.

     Prior to 1996, executive officers received grants of restricted stock in lieu of the performance share units described above. The fixed restriction period on these shares was typically nine years, but was accelerated if certain performance objectives were met. Shares of restricted stock previously granted to the most highly compensated executive officers are listed in footnote 1 of the Stock Ownership Table on page 16.


Restricted Stock

The Committee occasionally grants shares of restricted stock with fixed restriction periods to ensure the retention of key executives or as part of the compensation to a new executive hired from outside the Company.

Chief Executive Officer

Michael R. Bonsignore became Chairman of the Board and Chief Executive Officer at the 1993 Annual Meeting of Shareholders. The non-employee directors meet annually, in private, to review Mr. Bonsignore's performance. The Personnel Committee uses this performance evaluation in considering Mr. Bonsignore's compensation.

     Salary and Annual Incentive

          In 1996, Mr. Bonsignore received a 9.8 percent salary increase 12 months after his last increase.


          In 1995, shareholders approved the Honeywell Senior Management Performance Incentive Plan. Annual incentive compensation under that plan for Mr. Bonsignore may be either (1) thirty-five percent of an incentive compensation pool consisting of one percent of income from continuing operations before income taxes, or (2) a lesser amount based on the formula used under the Corporate Executive Compensation Plan.

          For 1996, the Committee decided that Mr. Bonsignore's annual incentive payment be based on the objectives established under the Corporate Executive Compensation Plan described on pages 20 and 21. Based on the Company's performance for 1996, Mr. Bonsignore received a payment of $820,000 representing one hundred and sixty percent of his target incentive.


          Mr. Bonsignore's total annual compensation for 1996, including salary and annual incentive, was below the median for his position, in both of the primary and secondary surveys used to determine cash compensation.

     Long-Term Incentive

     Stock Options

          Mr. Bonsignore did not receive a grant of stock options in 1996, reflecting the Committee's decision in 1995 to defer his next grant of options until February 1997. At the time he became CEO in 1993, Mr Bonsignore received a special grant of 55,000 stock options which vest in 1998.

     Performance Share Units and
     Restricted Stock


          For 1996, Mr. Bonsignore received 13,157 units under the Performance Share Program described on page 21. In 1993, Mr. Bonsignore received a special award of 30,000 shares of restricted stock which vest in 1998.


Applicable Tax Code Provision

The Committee has reviewed the potential consequences for the Company of Section 162(m) of the Internal Revenue Code, which imposes a limit on tax deductions for annual compensation in excess of one million dollars paid to any of the five most highly compensated executive officers. This provision had no impact on the Company in 1996 and is currently expected to have little or no impact in 1997.

Employment Agreements

When Mr. Moore became President and Chief Operating Officer in 1993, he entered into an employment agreement with the Company, which was amended in 1995. Under the terms of the agreement Mr. Moore received a grant of 55,000 stock options. In addition, he will be entitled to receive 60 monthly payments of $34,000 (in addition to his normal retirement benefit) when he retires from the Company. In January 1997, Mr. Moore announced that he will retire on June 30, 1997.


     When Mr. Dewane retired as an executive officer of the Company on December 31, 1996, he entered into an employment agreement with the Company. In general, the agreement provides for salary and fringe benefits through June 30, 1997, the date on which he will retire as an employee. Mr. Dewane will also be entitled to receive a grant of stock options in 1997.


Submitted by the Personnel Committee of the Board of Directors:

A. J. Baciocco, Jr.
J. J. Howard

B. Karatz

A. B. Rand
M. W. Wright, Chair

PERFORMANCE GRAPH
--------------------------------------------------------------------------------

The graph compares the cumulative total shareholder return on Honeywell's common stock for the last five fiscal years with the cumulative total return of (1) the S&P 500 Index and (2) a composite of the S&P Electrical Equipment Index and the S&P Aerospace and Defense Index. The composite index is weighted two-thirds Electrical Equipment and one-third Aerospace and Defense to reflect the approximate division in the Company's revenue between (a) its Home and Building Control and Industrial Control businesses and (b) its Space and Aviation Control business.

The graph assumes the investment of $100 in Honeywell's common stock, the S&P 500 Index and the Composite Industry Index at the market close on December 31, 1991 and the reinvestment of all dividends.

  [The following table was represented by a line graph in the printed material]

             Dec-91      Dec-92      Dec-93      Dec-94      Dec-95      Dec-96
--------------------------------------------------------------------------------
Honeywell     100         105         111         105         166         229
S&P 500       100         108         118         120         165         203
S&P EE/
S&P A & D     100         108         134         139         207         278
--------------------------------------------------------------------------------


OPTIONAL TWO-YEAR PERFORMANCE GRAPH
--------------------------------------------------------------------------------

We are providing an additional graph to show how Honeywell compared its total shareholder return with a Company-selected group of peer companies, for purposes of establishing awards under the Performance Share Program, which is described on page 21. The Custom Peer Group is composed of nineteen companies that compete in the specific industries and markets the Company serves.

The graph compares the cumulative total shareholder return on Honeywell's common stock for the two-year period ending December 31, 1996 with the cumulative total return of (1) the S&P 500 Index, and (2) the Custom Peer Group described above. The graph assumes the investment of $100 in Honeywell's common stock, the S&P 500 Index and the Custom Peer Group at the market close on December 31, 1994 and the reinvestment of all dividends.

  [The following table was represented by a line graph in the printed material]

             Dec-94    Mar-95    Jun-95    Sep-95    Dec-95    Mar-96    Jun-96    Sep-96    Dec-96
---------------------------------------------------------------------------------------------------
Honeywell     100       119       139       139       158       181       179       208       218
S&P 500       100       110       120       130       138       145       151       156       169
Custom Peer
 Group        100       108       117       126       140       154       165       174       187
---------------------------------------------------------------------------------------------------

CHANGE IN CONTROL AND TERMINATION ARRANGEMENTS
--------------------------------------------------------------------------------

Compensation and Retirement Plans

Several of the Company's compensation and retirement plans provide for enhanced employee benefits upon "a change in control" of the Company. A change of control will generally be deemed to have occurred upon (1) a third party's acquisition of thirty percent or more of the Company's stock, (2) a change in the majority of the members of the Company's Board of Directors, (3) a merger, consolidation or liquidation of the Company, or (4) a sale of all or substantially all of the assets of the Company.

     In general, upon a change in control, (1) all options become immediately exercisable, (2) restricted shares become immediately vested, and (3) performance-based awards are paid out.

     The Company's qualified retirement plan contains provisions, which specify how assets in excess of those needed to satisfy the plan's obligations are to be directed. In general, those assets will be applied towards post-retiree medical benefits to participants under age 65 and to payment of increased retirement benefits on a proportional basis to both active and retired participants.

     The Company's supplementary retirement plans generally provide for the payment of retirement benefits in excess of those provided by the Company's qualified retirement plans. Upon a change in control, participants' accrued benefits under any of the plans become fully vested and are paid out in a lump sum following termination of employment after the change in control.

Termination Agreements

The Company has entered into executive termination agreements with 23 of its executives, including each of the most highly compensated executive officers. These agreements will be automatically extended each January 1 unless the Company notifies an executive by October 1 of the preceding year that it does not wish to extend the term of the executive's agreement. If a change in control occurs at any time during the term of an agreement, the term is automatically extended for a period of thirty-six months, but not beyond the end of the month in which the executive would reach age 65.

     In general, these agreements entitle the executive to a lump sum payment of three times (in some cases, two times) the executive's salary and on-plan incentive bonus if either the executive's employment is terminated (other than for cause) or his or her duties are diminished following a change in control. The executive will also be entitled to medical, life insurance and disability coverage for up to three years (in some cases, two years). In addition, the Company will compensate the executive for any excise tax liability he or she may incur as a result of payments made under the agreement.

PENSION PLAN TABLE
--------------------------------------------------------------------------------

                Average Compensation                                 Years of Service
(Average of Salaries Plus Incentive        ---------------------------------------------------------------
Payments During Highest 60 Consecutive
Months of 120 Months Prior to Retirement)       15            20             25          30           35
----------------------------------------------------------------------------------------------------------
              $ 100,000                    $  21,678     $  28,904      $  36,130   $  43,356    $  45,856
                                           ---------------------------------------------------------------
                300,000                       69,678        92,904        116,130     139,356      146,856
                                           ---------------------------------------------------------------
                500,000                      117,678       156,904        196,130     235,356      247,856
                                           ---------------------------------------------------------------
                700,000                      165,678       220,904        276,130     331,356      348,856
                                           ---------------------------------------------------------------
                900,000                      213,678       284,904        356,130     427,356      449,856
                                           ---------------------------------------------------------------
              1,100,000                      261,678       348,904        436,130     523,356      550,856
                                           ---------------------------------------------------------------
              1.300,000                      309,678       412,904        516,130     619,356      651,856
                                           ---------------------------------------------------------------
              1,500,000                      357,678       476,904        596,130     715,356      752,856
                                           ---------------------------------------------------------------
              1,700,000                      405,678       540,904        676,130     811,356      853,856
                                           ---------------------------------------------------------------
              1,900,000                      453,678       604,904        756,130     907,356      954,856
----------------------------------------------------------------------------------------------------------

Honeywell and its subsidiaries maintain a variety of pension and retirement plans for their employees. The table illustrates the annual benefits payable by the Company in specified remuneration and years-of-service classifications at normal retirement under the Retirement Benefit Plan, which is a defined benefit plan that does not require employee contributions. Compensation used for pension formula purposes includes salary and annual bonus reported as set forth in the table on page 17. Contributions by Honeywell, when required by the Plan, are determined on an actuarial basis and are not made primarily for the benefit of any individual. The credited years of service for the executive officers in the table on page 17 are: M.R. Bonsignore -- 26 years; D.L. Moore -- 34 years; J.R. Dewane -- 36 years; E.D. Grayson -- 4 years; and W.M. Hjerpe -- 22 years. A portion of the benefits shown in the table may be paid from the Company's supplementary retirement plans, rather than from plan trusts, due to limitations imposed by the Internal Revenue Code, which restricts the amount of benefits payable under tax-qualified plans.


================================================================================
OTHER INFORMATION
--------------------------------------------------------------------------------

Director Nominations

The Nominating and Governance Committee of the Board of Directors will consider qualified nominees for director recommended by shareholders. Recommendations should be sent to: Secretary of the Company, Honeywell Inc., Honeywell Plaza, Minneapolis, Minnesota 55408. Any nominations for director to be made at a shareholder meeting must satisfy the requirements set forth in Honeywell's By-laws. A copy of the relevant portion of the By-laws may be obtained upon request from the Secretary of the Company at the address listed above.


Shareholder Proposals

     An eligible shareholder who wants to have a qualified proposal considered for inclusion in the proxy statement for the 1998 Annual Meeting of Shareholders must notify the Secretary of the Company. The proposal must be received at the Company's offices no later than November 10, 1997. A shareholder must have been a registered or beneficial owner of at least one percent of the Company's outstanding common stock or stock with a market value of $1,000 for at least one year prior to submitting the proposal, and the shareholder must continue to own such stock through the date on which the meeting is held.


Expenses of Solicitation

     Honeywell pays the cost of preparing, assembling and mailing this proxy-soliciting material. In addition to the use of the mail, proxies may be solicited personally, by telephone or telegraph, or by Honeywell officers and employees without additional compensation. Honeywell pays all costs of solicitation, including certain expenses of brokers and nominees who mail proxy material to their customers or principals. In addition, Georgeson & Company Inc. has been retained to assist in the solicitation of proxies for the 1997 Annual Meeting of Shareholders at a fee of approximately $18,000 plus associated costs and expenses.

By Order of the Board of Directors,



Sigurd Ueland
Secretary


                                                             Dated March 3, 1997


See enclosed proxy card -- please sign and mail promptly.

                                                                       EXHIBIT A
================================================================================
1997 HONEYWELL STOCK AND INCENTIVE PLAN
--------------------------------------------------------------------------------

Article 1. Purpose and Duration


1.1 Purpose. The purpose of the 1997 Honeywell Stock and Incentive Plan is to further the growth, development and financial success of Honeywell and its Subsidiaries by aligning the personal interests of key employees, through the ownership of shares of the Honeywell common stock and through other incentives, to those of its shareholders. The Plan is further intended to provide flexibility to Honeywell in its ability to compensate key employees and to motivate, attract and retain the services of those who have the ability to contribute to the success of Honeywell and its Subsidiaries. The Plan also provides for incentive awards to key employees of Affiliates in those cases where the success of Honeywell or its Subsidiaries may be enhanced by the award of incentives to such persons.


Stock Options, Stock Appreciation Rights and Other Stock Based Awards may be granted under the Plan.

1.2 Duration. Upon approval by the Board of Directors of Honeywell, subject to ratification by an affirmative vote of a majority of the Shares present and entitled to vote at the annual meeting of shareholders of Honeywell to be held on April 15, 1997, or at any adjournment thereof, the Plan, if so approved, shall become effective April 16, 1997, and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Article 10 herein, until April 15, 2002 (the "Termination Date").

Article 2. Definitions

2.1 Definitions. Capitalized terms used throughout the Plan shall have the meanings set forth below unless otherwise defined elsewhere in the Plan:


(a) "Affiliate" means any corporation (other than a Subsidiary), partnership, association, joint venture or other entity in which Honeywell or any Subsidiary participates directly or indirectly in the decisions regarding the management thereof or the production or marketing of products or services.

(b) "Award" means, individually or collectively, the grant of a Stock Option, Stock Appreciation Right or Other Stock Based Award under this Plan.

(c) "Award Agreement" means the document which evidences an Award and which sets forth the terms, conditions and limitations relating to such Award.

(d)  "Board of Directors" means the Board of Directors of Honeywell.

(e)  "Change in Control" shall have the meaning set forth in Article 9 herein.

(f) "Change in Control Value" means the highest price paid for a Share by a third party in connection with a Change in Control.

(g) "Code" means the Internal Revenue Code of 1986, as amended form time to time, or any successor Code thereto.

(h) "Committee" means the group of individuals administering the Plan, which shall be the Personnel Committee of the Board or any other committee of the Board performing similar functions as appointed from time to time by the Board.

(i)  "Effective Date" means April 16, 1997.

(j) "Eligible Employee" means any executive, managerial, professional, technical or administrative employee of Honeywell, any Subsidiary or any Affiliate who is expected to contribute to its success.

(k) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor Act thereto.

(l) "Fair Market Value" means, with respect to any particular date, the average of the highest and lowest price of a Share as reported on the consolidated tape for New York Stock Exchange listed securities (or other principal reporting system, as determined by the Committee).

(m) "Incentive Stock Option" means a Stock Option, which is designated as an Incentive Stock Option and meets the requirements of Section 422 of the Code.

(n)  "Honeywell" means Honeywell Inc., a Delaware corporation.

(o) "Nonqualified Stock Option" means a Stock Option, which is not an Incentive Stock Option.

(p) "Other Stock Based Award" means an Award, granted pursuant to Article 6 herein, other than a Stock Option or Stock Appreciation Right, that is paid with, valued in whole or in part by reference to, or is otherwise based on Shares.

(q) "Participant" means an Eligible Employee selected by the Committee to receive an Award under the Plan.

(r)  "Plan" means the 1997 Honeywell Stock and Incentive Plan.

(s) "Shares" means the issued or unissued shares of the common stock, par value $1.50 per share, of Honeywell.

(t) "Stock Appreciation Right" means the grant, under Article 6 herein, of a right to receive a payment from Honeywell, in the form of Shares, cash or a combination of both, equal to the difference between the Fair Market Value of one or more Shares and the exercise price of such Shares under the terms of such grant.

(u) "Stock Option" means the grant, under Article 6 herein, of a right to purchase a specified number of Shares during a specified period at a designated price, which may be an Incentive Stock Option or a Nonqualified Stock Option.

(v) "Subsidiary" means a corporation as defined in Section 425(f) of the Code with Honeywell being treated as the employer corporation for purposes of this definition.

(w) "Termination Date" means the earlier of: the date on which all Shares subject to the Plan have been purchased or acquired according to the Plan's provisions, the date the Plan is terminated pursuant to Article 10, or April 15, 2002.

(x) "Withholding Event" means an event related to an Award which results in the Participant being subject to taxation at the federal, state, local or foreign level.


Article 3. Administration


3.1 Authority. The Committee shall administer the Plan and shall have full and exclusive power, except as limited by law or by the Restated Certificate of Incorporation or By-laws of Honeywell, and subject to the provisions herein, to:


(a)  select Eligible Employees to whom Awards are granted;


(b) determine the size and types of Awards and the terms and conditions thereof in a manner consistent with the Plan;


(c) determine whether, to what extent and under what circumstances, Awards may be: settled, paid or exercised in cash, Shares, other Awards, or other property; or canceled, forfeited or suspended;

(d) construe and interpret the Plan and any agreement or instrument entered into under the Plan;


(e) amend (subject to the provisions of Section 4.2(f) and Article 10 herein) the terms and conditions, other than price, of any outstanding Award to the extent such terms and conditions are within its discretion; and

(f) establish, amend or waive rules and regulations for the Plan's administration and make all other determinations which may be necessary or advisable for the administration of the Plan; provided, however, that the Board of Directors may from time to time assume, in its sole discretion, administration of the Plan.

All Awards shall be made by the Committee, provided however, that Awards may be made by the Chief Executive Officer of Honeywell, or a designee approved by the Committee other than during the normal period for granting Awards, subject to ratification by the Committee or satisfaction of a six-month holding period following the date of grant.

3.2 Decisions Binding. All determinations and decisions made by the Committee related to the Plan, and all related orders or resolutions of the Board of Directors shall be final, conclusive and binding on all persons, including Honeywell, its Subsidiaries and Affiliates, its shareholders, Participants, and their estates and beneficiaries.

Article 4. Shares Subject to the Plan


4.1 Number of Shares. Subject to adjustment as provided in Section 4.2 herein, no more than 7,500,000 Shares may be issued under the Plan, of which a maximum of fifty percent (50%) of such Shares may be issued pursuant to Other Stock Based Awards. These Shares may consist in whole or in part, of authorized and unissued Shares, or of treasury Shares. No fractional Shares shall be issued under the Plan; however, cash may be paid in lieu of any fractional Shares in settlement of Awards under the Plan.


4.2 Adjustments. For purposes of determining the number of Shares available for issuance under the Plan:


(a) The grant of an Award shall reduce the authorized pool of Shares by the number of Shares subject to such Award while such Award is outstanding. If any Award granted under the Plan is canceled, terminates, expires or lapses for any reason, any Shares subject to such Award shall be credited to the authorized pool of Shares and again be available for the grant of an Award under the Plan; except, however, to the extent that such Award was granted in tandem with another Award, any Shares issued pursuant to the exercise or settlement of such other Award shall not be credited back.

(b) Any Shares tendered, either actually or by attestation, in payment of the price of a Stock Option or stock option exercised under any other Honeywell plan shall be credited to the authorized pool of Shares.


(c) To the extent that any Shares covered by Stock Appreciation Rights are not issued upon the exercise of such Stock Appreciation Rights, the authorized pool of Shares shall be credited for such number of Shares.

(d) To the extent that an Award is settled in cash or any form other than Shares, the authorized pool of Shares shall be credited with the appropriate number of Shares represented by such settlement of the Award, as determined at the sole discretion of the Committee.

(e) If Shares are used to pay dividends and dividend equivalents in conjunction with outstanding Awards, an equivalent number of Shares shall be deducted from the Shares available for issuance.

(f) Subject to Article 9 herein, in the event of any merger, reorganization, consolidation, recapitalization, separation, spin-off, liquidation, stock dividend, split-up, Share combination or other change in the corporate or capital structure of Honeywell affecting the Shares, such adjustment shall be made in the number and class of Shares which may be delivered under the Plan, and in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided that the number of Shares subject to any Award shall always be a whole number.


4.3 Effect of Acquisition. The Committee may authorize Awards to be issued under the Plan in substitution for awards or rights issued by a company whose shares or assets are acquired by Honeywell or a Subsidiary. These Awards shall not reduce the number of Shares available for grant under the Plan.

Article 5. Participation


5.1 Selection of Participants. The Committee may, from time to time, select from all Eligible Employees, those to whom Awards shall be granted and shall determine the nature and amount of each Award. Nothing herein shall confer upon any Eligible Employee, the right to receive an Award under the Plan, or, if selected to receive an Award, the right to continue to receive same. Further, no Participant shall have any right, by reason of the grant of any Award under the Plan, to continued employment by Honeywell or any Subsidiary or Affiliate. There is no obligation for uniformity of treatment of Participants under the Plan.


5.2 Award Agreement. All Awards shall be evidenced by an Award Agreement unless otherwise specified by the Committee. The Award Agreement shall specify such terms, conditions, limitations, and other provisions applicable to the Award as determined by the Committee.

Article 6. Awards


Awards may be granted as Stock Options, Stock Appreciation Rights or Other Stock Based Awards, and except as otherwise provided for in Section 3.1 herein, may be granted by the Committee to Eligible Employees at any time, and from time to time as the Committee shall determine. The Committee shall have complete discretion in determining the number of Awards to grant (subject to the Share limitations set forth in Sections 4.1 and 6 herein) and, consistent with the provisions of the Plan, the terms, conditions and limitations pertaining to such Awards. No Participant may be granted Stock Options or Stock Appreciation Rights representing in the aggregate, more than 500,000 Shares, in any given year.


No Award may by granted on or after the Termination Date, but Awards made prior to the Termination Date may be exercised, vested or otherwise effectuated beyond that date unless otherwise limited.

6.1 Stock Options. Stock Options may be granted at an exercise price which shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date the Stock Option is granted.

A Stock Option may be exercised at such times and subject to such conditions as may be specified in an Award Agreement in whole or in installments, which may be cumulative and shall expire at such time as the Committee shall determine at the time of grant; provided that no Stock Option shall be exercisable later than ten
(10) years after the date it is granted. Prior to the exercise of a Stock Option, the holder thereof shall not have any rights of a shareholder with respect to any of the Shares covered by the Stock Option.


A Stock Option shall be exercised by the delivery of a written notice of exercise to the Director of Executive Compensation of Honeywell or such other person specified by the Committee, setting forth the number of Shares with respect to which the Stock Option is to be exercised, accompanied by full payment of the total Stock Option price and any required withholding taxes. Payment shall be made either (a) in cash or its equivalent, (b) by tendering, either actually or by attestation, previously acquired Shares having a Fair Market Value at the time of exercise equal to the total price of the Stock Option, or (c) by a combination of (a) and (b). The Committee also may allow exercises to be made with the delivery of payment as permitted under Federal Reserve Board Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law. The Committee may provide that the exercise of a Stock Option, by tendering previously acquired shares, will entitle the exercising Participant to receive another Stock Option covering the same number of shares tendered and with a price of no less than the Fair Market Value on the date of grant of such other option.


6.2 Stock Appreciation Rights. Stock Appreciation Rights may be granted at an exercise price which shall be less than one hundred percent (100%) of the Fair Market Value of a Share on the date the Stock Appreciation Right is granted, in tandem with a Stock Option, such that the exercise of the right to exercise the related Stock Option for an equivalent number of shares, or independently of any Stock Option.

A Stock Appreciation Right may be exercised at such times as may be specified in an Award Agreement, in whole or in installments, which may be cumulative and shall expire at such time as the Committee shall determine at the time of grant; provided that no Stock Appreciation Right shall be exercisable later than ten
(10) years after the date it is granted.

Stock Appreciation Rights shall be exercised by the delivery of a written notice of exercise to the Director of Executive Compensation of Honeywell or such other person specified by the Committee, setting forth the number of Shares with respect to which the Stock Appreciation Right is to be exercised.


6.3 Other Stock Based Awards. Other Stock Based Awards may be granted to such Eligible Employees as the Committee may select, at any time and from time to time as the Committee shall determine, in payment of amounts earned under other incentive compensation plans of Honeywell, in satisfaction of performance goals or for other consideration. The Committee shall have complete discretion in determining the number of Shares subject to such Awards (consistent with the Share limitations set forth in Sections 4.1 and 6 herein), the consideration for such Awards and the terms, conditions and limitations pertaining to same including, without limitation, restrictions based upon the achievement of performance goals, and/or restrictions under applicable federal or state securities laws, and conditions under which same will lapse. Performance goals may include individual performance goals established by the Committee or Honeywell's achievement goals established by the Committee based on certain business criteria such as cash flow, debt to equity ratio, earnings per share, economic value added, net income, operating ratio, return on assets, return on equity, return on investment, revenue, shareholder return and working capital. The terms, restrictions and conditions of the Award need not be the same with respect to each Participant.


The Committee may, in its sole discretion, direct Honeywell to issue Shares subject to such restrictive legends and/or stop transfer instructions as the Committee deems appropriate.

Article 7. Dividends and Dividend Equivalents

The Committee may provide that Awards earn dividends or dividend equivalents. Such dividend equivalents may be paid currently or may be credited to an account established by the Committee under the Plan in the name of the Participant. In addition, dividends or dividend equivalents paid on outstanding Awards or issued Shares may be credited to such account rather than paid currently. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Committee may establish, including reinvestment in additional Shares or Share equivalents.

Article 8. Deferrals and Settlements

Payment of Awards may be in the form of cash, Shares, other Awards, or in such combinations thereof as the Committee shall determine at the time of grant, and with such restrictions as it may impose. Payment may be made in a lump sum or in installments as prescribed by the Committee. The Committee may also require or permit Participants to elect to defer the issuance of Shares or the settlement of Awards in cash under such rules and procedures as it may establish under the Plan. It may also provide that deferred settlements include the payment or crediting of interest on the deferral amounts or the payment or crediting of dividend equivalents on deferred settlements denominated in Shares.

The Committee may provide that Shares may be utilized to pay all or any part of the purchase price of the exercise of any Stock option or option to acquire Shares under any other Honeywell incentive compensation plan, if permitted under such plan.

Article 9. Change in Control

9.1 Definition. For purposes of this Section 9.1, a Change in Control of Honeywell shall be deemed to have occurred if the conditions set forth in any one or more of the following paragraphs shall have been satisfied:

(a) Any "person", as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than Honeywell, any subsidiary of Honeywell, any "person" (as hereinabove defined) acting on behalf of Honeywell as underwriter pursuant to an offering who is temporarily holding securities in connection with such offering, any trustee, or other fiduciary holding securities under an employee benefit plan of Honeywell or any corporation owned, directly or indirectly, by the shareholders of Honeywell in substantially the same proportions as their ownership of stock of Honeywell), is or becomes the

     "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Honeywell representing thirty percent (30%) or more of the combined voting power of Honeywell's then outstanding securities; or

(b) During any period of not more than two consecutive years (not including any period prior to the Effective Date of the Plan), individuals who at the beginning of such period constitute the Board of Directors, and any new director (other than a director designated by a person who has entered into an agreement with Honeywell to effect a transaction described in paragraphs
     (a), (c) or (d) of this Section 9.1) whose election by the Board of Directors or nomination for election by Honeywell's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

(c) The shareholders of Honeywell approve a merger or consolidation of Honeywell with any other person, other than (i) a merger or consolidation which would result in the voting securities of Honeywell outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of Honeywell or such surviving entity outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of Honeywell (or similar transaction) in which no "person" (as hereinabove defined) acquires more than thirty percent (30%) of the combined voting power of Honeywell's then outstanding securities; or

(d) The shareholders of Honeywell approve a plan of complete liquidation of Honeywell or an agreement for the sale or disposition by Honeywell of all or substantially all of Honeywell's assets (or any transaction having a similar effect).

9.2 Effect. In the event of a Change in Control of Honeywell, then, as of the first date that the Change in Control has been deemed to have occurred, (i) any Stock Options not previously exercisable and vested shall become fully exercisable and vested, (ii) restrictions, if any, applicable to Other Stock Based Awards shall lapse and the Shares subject thereto shall become fully vested, and (iii) Other Stock Based Awards shall be paid as described in Section 9.3.

9.3 Payment Upon Change in Control. Notwithstanding any other provision of the Plan, a Participant shall receive, with respect to each performance period for any Other Stock Based Award in progress at the time of the Change in Control, a lump sum cash amount, within five days after the Change in Control, equal to the "Change in Control Value" of the Other Stock Based Awards the Participant would have earned if 100% of the relevant performance goals were met, multiplied by a fraction, the numerator of which is the number of months (rounded to the nearest whole month) of actual service in the relevant performance period and the denominator being the number of months in the relevant performance period.

Article 10. Amendment, Modification and Termination


10.1 Amendment, Modification, and Termination. Subject to the approval of the Board of Directors, the Committee may terminate, amend or modify the Plan at any time and from time to time, without shareholder approval, except to the extent required by applicable law. The termination, amendment or modification of the Plan may be in response to changes in the Code, the Exchange Act, national securities exchange regulations or for other reasons deemed appropriate by the Committee. However, without the approval of the shareholders of Honeywell, no amendment or modification shall (i) materially increase the total amount of Shares which may be issued under the Plan, except as provided in Sections 4.2(f) and 4.3 herein, (ii) increase the limitation set forth in Article 6 for the number of Stock Options or Stock Appreciation Rights that may be granted to any individual, or (iii) change the minimum Stock Option and Stock Appreciation Right exercise prices set forth in Sections 6.1 and 6.2 herein.


10.2 Awards Previously Granted. No termination, amendment or modification of the Plan shall in any manner adversely affect any Award previously granted under the Plan, without the written consent of the Participant.

Article 11. Withholding

11.1 Tax Withholding. Honeywell shall have the power and the right to deduct or withhold, or require a Participant or any person to whom an Award may be transferred, if permitted by the Committee, to remit to Honeywell, an amount in cash or Shares having a Fair Market Value sufficient to satisfy federal, state and local taxes (including any FICA obligation) required by law to be withheld with respect to any Withholding Event which occurs because of a grant of an Award or exercise or payment made thereunder, or as a result of the Plan.

11.2 Share Withholding. Upon a Withholding Event, the Committee may require one or more classes of Participants or any persons to whom an Award may be transferred, if permitted by the Committee, to satisfy the withholding requirement, in whole or in part, by having Honeywell withhold Shares having a Fair Market Value, on the date the tax is to be determined, equal to the amount of withholding (federal, FICA. state or local) which is required by law. Absent such a mandate, the Committee may allow Participants or such persons to elect Share withholding for tax purposes subject to such terms and conditions as the Committee shall establish.

Article 12. Indemnification

12.1 Indemnification. Each person who is or shall have been a member of the Committee, or of the Board of Directors, shall be indemnified and held harmless by Honeywell from and against any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in settlement thereof with Honeywell's approval, or paid by such person in satisfaction of any judgment in any such action, suit or proceeding against such person, provided such person shall give Honeywell an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person's own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under Honeywell's Restated Certificate of Incorporation or By-laws, as a matter of law, or otherwise, or any power that Honeywell may have to indemnify them or hold them harmless.

Article 13. Unfunded Plan


13.1 Unfunded Plan. The Plan shall be unfunded and Honeywell shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Any liability of Honeywell to any person with respect to any Award under the Plan shall be based solely upon any contractual obligations that may be effected pursuant to the Plan. No such obligation of Honeywell shall be deemed to be secured by any pledge of, or other encumbrance on, any property or assets of Honeywell.


Article 14. Successors

14.1 Successors. All obligations of Honeywell under the Plan, with respect to any Awards granted hereunder, shall be binding on any successor to Honeywell, whether the existence of such successor is the result of a direct or indirect purchase, merger consolidation or otherwise, of all or substantially all of the business and/or assets of Honeywell.

Article 15. Requirements of Law

15.1 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. Further, each Award shall be subject to the requirement that, if at any time the Committee shall determine, in its sole discretion, that the listing, registration or qualification of any Shares available for Awards or any Awards upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the issuance of Shares pursuant to an Award, or the granting of such Award or the grant or settlement thereof, such Award may not be exercised or settled in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

15.2 Severabililty. In the event any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

15.3 Governing Law. To the extent not preempted by federal law, the Plan and all Award Agreements, shall be construed in accordance with and governed by the laws of the State of Minnesota.

                                                                       EXHIBIT B
================================================================================
HONEYWELL BY-LAWS
--------------------------------------------------------------------------------

                                  ARTICLE XII.

                         INCENTIVE COMPENSATION PAYMENTS

     As an incentive to efficient and profitable management, there is hereby authorized to be set aside for payment, for any fiscal year, beginning with the year 1954, as additional compensation to officers, heads of departments and other executives and key employees of the Corporation and its subsidiaries whose work most affects the Corporation's earnings, amounts which, in the aggregate, shall not exceed 3% of the consolidated net income during such year of the Corporation and its subsidiaries, before deducting Federal or state taxes based on income and before any provision for such additional compensation, provided that no such additional compensation shall be paid for any year unless cash dividends shall be paid in that year on the Common Stock of the Corporation at the rate of at least $2 per share as constituted at January 1, 1954. Such consolidated net income shall exclude, to the extent that the Committee hereinafter mentioned shall in its discretion deem proper, the whole or any part of any item of unusual or non-recurring income or loss not arising in or the ordinary course of business. Such aggregate amounts of additional compensation for any fiscal year shall be in addition to deferred portions of additional compensation authorized for a prior year or years. Subject to the foregoing limitations (which shall not be changed without the approval of the holders of a majority of the outstanding stock of the Corporation having general voting power), the total amount of additional compensation, if any, that may be authorized for any year, the participants in such additional compensation, the apportionment thereof among such participants and the time or times of payment thereof shall be determined by a Committee of the Board of Directors consisting of not less than three nor more than five of those Directors who are not entitled to share in the payments or who shall have advised the Board of Directors in writing that they irrevocably have elected not to participate in the payments, as the Chairman of the Board of Directors shall appoint to such Committee from time to time. Said Committee, which shall act by a majority of its members, shall be authorized to determine that any award to any participant for any year shall be paid at one time or to direct the payment of all or any part thereof in such deferred installments over a period of not exceeding ten consecutive years commencing not later than the tenth year following the year for which the award was made, the payment of any such deferred installments to be subject to such conditions, if any, with respect to the continued employment of the participant, his refraining from competing with the Corporation or otherwise, as the Committee shall determine. Said Committee shall also be authorized to determine that any payment to be made to any participant in any year shall be made in cash or partly in cash and partly in Common Stock of the Corporation purchased in the open market for that purpose, in such proportions as the Committee shall determine, such stock being valued for such purpose at the mean price thereof on the New York Stock Exchange on such date as the Committee shall determine. The total amount authorized under this Article for any year shall be reported to the stockholders at or before the annual meeting of stockholders following such year. The provisions of this Article shall not be deemed to preclude such forms of incentive compensation for other employees of the Corporation as shall be authorized from time to time by the Board of Directors.

                                                                       Honeywell
--------------------------------------------------------------------------------
                                                  Helping You Control Your World

Honeywell Inc.
Honeywell Plaza
Minneapolis, Minnesota 55408

Recycled Paper with a Minimum
of 10% Post Consumer Waste

PRINTED IN U.S.A.

                                 HONEYWELL INC.

                                      PROXY

              Proxy Solicited on Behalf of The Board of Directors
                       for Annual Meeting of Shareholders
                                on April 15, 1997

     The undersigned hereby appoints M.R. Bonsignore, E.D. Grayson and S. Ueland, and each of them, proxies (each with power of substitution) of the undersigned to attend the above annual meeting of shareholders of Honeywell Inc. and any adjournment thereof and thereat to vote all shares of stock held by the undersigned, including any shares that may be held for the undersigned's account under the Automatic Dividend Reinvestment Plan for Honeywell Common Shares administered by ChaseMellon Shareholder Services, L.L.C., as specified on the reverse side, and on any other matters that may properly come before the meeting.


     For those participants who may hold shares in the Honeywell Savings and Stock Ownership Plan (HSS), please fill in and sign this card and mail it in time to be received no later than April 10, 1997, in order to be voted in a timely manner by the Trustee, T. Rowe Price Trust Company. After April 10, 1997, the instructions cannot be revoked and, in accordance with the Plan, you may not vote these shares in person at the meeting. The Trustee is authorized to vote the Plan shares for which instructions have been given upon such other business as may come before the meeting. ChaseMellon Shareholder Services, L.L.C. will tally the vote on behalf of the Trustee.


                THIS PROXY CARD IS CONTINUED ON THE REVERSE SIDE.
              PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.

--------------------------------------------------------------------------------
Comments:

--------------------------------------------------------------------------------

                                                                    ------------
                                                                     SEE REVERSE
                                                                         SIDE
                                                                    ------------


 WRIGLEY CONFERENCE CENTER
  2501 East Telawa Trail
    Phoenix, Arizona
     (602)955-4079


HONEYWELL
ANNUAL MEETING


The meeting will be held in the Wrigley Conference
Center, commencing at 2:00 p.m. Coffee will be served before the meeting beginning at 1:00 p.m.


LOCATION--

From I-17
o  Exit Glendale Ave.
o  Proceed East to 24th St.
o  Right at 24th St. to
    Arizona Biltmore Circle.
o  Left on Arizona Biltmore Circle
    Watch for small sign on right side of road.
o  Turn right and proceed into
    parking areas.

From HWY 51
o  Exit Highland Ave.
o  Proceed East on Highland Ave.
o  Left at 24th St.
o  Proceed North on 24th St. to
    Arizona Biltmore Circle.
o  Right on Arizona Biltmore Circle
    Watch for small sign on right side of road.
o  Turn right and proceed into
    parking areas.

From I-10                                          [MAP OF DIRECTIONS TO THE
o  Exit HWY 51 North.                              WRIGLEY CONVENTION CENTER]
o  Proceed North on HWY 51.
o  Exit Highland Ave.
o  Follow same directions as From HWY 51.

From Scottsdale Road
o  Turn West on Lincoln Drive.
o  Proceed West on Lincoln Drive to 24th St.
o  Left on 24th St.
o  Proceed South on 24th St. to
    Arizona Biltmore Circle.
o  Left on Arizona Biltmore Circle
    Watch for small sign on right side of road.
o  Turn right and proceed into
    parking areas.

                                                               Please  mark
                                                               your vote as [X]
                                                               indicated in
                                                               this example



         BOARD OF DIRECTORS RECOMMENDS A VOTE FOR.
1. Election of Directors   TO WITHHOLD               2.  Approval of the selection      FOR   AGAINST  ABSTAIN
    FOR all nominees       AUTHORITY (For all            of Deloitte & Touche LLP      ----     ----     ----
   (Except as marked      Nominees listed)               as auditors.
    to the contrary*)                                                                  ----     ----     ----
     ----                   ----                     3.  Approval of 1997               FOR   AGAINST  ABSTAIN
                                                         Honeywell Stock &             ----     ----     ----
     ----                   ----                         Incentive Plan.
                                                                                       ----     ----     ----

                                                     4.  Approval of Elimination of     FOR   AGAINST  ABSTAIN
                                                         Article XII of Honeywell      ----     ----     ----
                                                         By-law.
                                                                                       ----     ----     ----

                                                         This proxy will be voted FOR items
                                                         1-4 if no choice is specified.

                                                                                       ----
                                                         Will attend meeting
                                                                                       ----
                                                         Discontinue                   ----
                                                         Annual Report
                                                                                       ----
Nominees:
A.J. Baciocco, Jr., E.E. Bailey, M.R. Bonsignore,        I have noted comments
W.H. Donaldson, G. Ferrari, R.D. Fullerton,              on reverse side
J.J. Howard, B. Karatz, A.B. Rand,
S.G. Rothmeier, M.W. Wright                              Change of Address

* INSTRUCTION:                                           ____________________________________
  To  withhold  authority  to vote
  for any  individual nominee,  strike                   ____________________________________
  a line through the nominee's name above.


Signature(s)________________________________________________               Date _________________

NOTE:  Please  sign  as name  appears  hereon.  Joint  owners  should  each  sign.  When  signing  as attorney, executor,  administrator,  trustee or guardian, please give full title as such.

                              FOLD AND DETACH HERE
   RETURN PROXY CARD IN ENCLOSED ENVELOPE AFTER COMPLETING, SIGNING AND DATING

                                Admission Ticket


                                 HONEYWELL INC.


                       1997 Annual Meeting of Shareholders


                             Tuesday, April 15, 1997
                                    2:00 P.M.
                            Wrigley Conference Center
                             2501 East Telawa Trail
                                Phoenix, Arizona


         Coffee will be served before the meeting beginning at 1:00 p.m.

PLEASE ADMIT                                                    NON-TRANSFERABLE